Exhibit 10.18

QLICI LOAN AND SECURITY AGREEMENT

by and between

DANIMER SCIENTIFIC KENTUCKY, INC.,

a Delaware corporation,

as Borrower,

and

AMCREF FUND 51, LLC

a Louisiana limited liability company,

as Lender

QLICI Loan and Security Agreement Danimer KY

TABLE OF CONTENTS

ARTICLE 1	Definitions	3
1.1	Definitions	3
1.2	Accounting Terms	20
1.3	Computation of Time	20
ARTICLE 2	The Loans	20
2.1	Amount of Loans	20
2.2	Disbursements of Loans	20
2.3	Interest Rate; Payment Terms; Maturity; Prepayments	21
2.4	Direct Distributions to Lender	22
ARTICLE 3	Representations, Warranties and Covenants of Borrower	22
3.1	Organizational Status; Authorizations	22
3.2	No Actions	23
3.3	No Breach	23
3.4	Ownership of Property; No Liens	23
3.5	Utilities Available	23
3.6	Access	24
3.7	No Defaults	24
3.8	Financial Statements	24
3.9	Equipment	24
3.10	Leases	24
3.11	Permits	24
3.12	Environmental Matters	25
3.13	Compliance	26
3.14	Brokerage Fees	26
3.15	No Margin Stock; No Plan Assets	26
3.16	Anti-Terrorism Laws	26
3.17	New Markets Tax Credits Representations and Warranties	27
3.18	Tax Returns and Payment	33
3.19	No Assumption of Borrower’s Obligations	33
3.20	No Insolvency	33
3.21	Fees	33
3.22	Consents	33
3.23	Reimbursement Certification and Compliance Agreement	33
3.24	Senior Loan Documents	33
3.25	Lease Documents	33
ARTICLE 4	Conditions Precedent to Lender’s Obligation to Make the Advance	34
4.1	Loan Documents	34
4.2	Governing Instruments	34
4.3	Good Standing and Resolutions	34
4.4	Legal Opinions	34
4.5	Financial Statements	34
4.6	Consents	35
4.7	Survey	35

QLICI Loan and Security Agreement Danimer KY

4.8	Environmental Report	35
4.9	Expenditures	35
4.10	Insurance Policies	35
4.11	Governmental and Other Approvals	35
4.12	Compliance	35
4.13	No Default	35
4.14	Useful Life of Equipment	35
4.15	Material Contracts	36
4.16	Receipt of Accountant Certification	36
4.17	Investment Fund QEI	36
4.18	Taxes	36
4.19	Construction and Engineering Contracts	36
4.20	Equipment	36
4.21	Acquisition Document	36
4.22	Appraisal	36
4.23	Title	36
4.24	Community Benefits Agreements	36
4.25	Betters Rates and Terms Letter	36
4.26	Agreed Upon Procedures	36
4.27	Releases	37
4.28	Other Requirements	37
ARTICLE 5	Advances	37
5.1	Initial Advance and Withdrawal	37
5.2	Conditions Precedent to Subsequent Withdrawals	37
5.3	Application of Funds	38
5.4	Final Disbursement Certificate	38
5.5	Account Statements	38
5.6	Investor Requirements	38
ARTICLE 6	Additional Covenants of Borrower	38
6.1	Use of Loan Proceeds	38
6.2	Prohibition of Assignment	39
6.3	Comply with Requirements	39
6.4	Inspection	39
6.5	Costs and Expenses; Indemnification by Borrower	39
6.6	Insurance	41
6.7	Governmental Requirements	42
6.8	Additional Documents and Information	42
6.9	Leases, Licenses and Sale of Property	44
6.10	Financial Restrictions on Borrower	45
6.11	Encroachments	45
6.12	Collateral Liens and Encumbrances	45
6.13	Certificates	45
6.14	Use	46
6.15	Conduct of Business	46
6.16	Environmental Matters and Indemnity	46
6.17	Environmental and other Legal Notices	47

QLICI Loan and Security Agreement Danimer KY	ii

6.18	Litigation	47
6.19	Other Indebtedness	47
6.20	Inspection	49
6.21	Bank Accounts	50
6.22	Disbursement Account	50
6.23	Anti-Terrorism Laws	50
6.24	New Markets Tax Credits Covenants	51
6.25	Annual Reimbursements, Fees and Reserves	57
6.26	Organizational Status; Authorizations	58
6.27	Equipment	58
6.28	Compliance	58
6.29	Required Notices	59
6.30	No Plan Assets	59
6.31	Taxes	59
6.32	Organizational Documents	59
6.33	Material Contracts	60
6.34	Project Completion	60
6.35	Indemnification	60
ARTICLE 7	Events of Default and Remedies	61
7.1	Events of Default	61
7.2	Remedies	63
7.3	Lender’s Right to Complete	65
ARTICLE 8	General Conditions	66
8.1	No Waiver	66
8.2	Form Satisfactory	66
8.3	Notices	66
8.4	No Oral Amendments	68
8.5	Additional Remedies	68
8.6	No Control or Recourse	68
8.7	Security Documents	68
8.8	Usury Savings	68
8.9	Assignment by Lender	69
8.10	Additional Documents	69
8.11	Binding Effect; Continuing Agreement	69
8.12	Governing Law	69
8.13	Headings	69
8.14	Reserved	70
8.15	Duration of Agreement	70
8.16	Counterparts	70
8.17	Time is of the Essence	70
8.18	Purpose and Effect of Approval	70
8.19	Language of Agreement	70
8.20	Exchange of Information	70
8.21	Survival	70
8.22	Further Performance	70
8.23	Publicity, Photographs and Other Media	70

QLICI Loan and Security Agreement Danimer KY	iii

8.24	[Reserved]	71
8.25	No Third Party Beneficiary	71
8.26	Waiver of Special Damages	71
8.27	Waiver of Jury Trial	71
ARTICLE 9	Security Agreement	71
9.1	Definitions	71
9.2	Grant of Security	72
9.3	Security for Obligations	73
9.4	Borrower Remains Liable	73
9.5	Representations and Warranties	73
9.6	Further Assurances	73
9.7	Remdies	74
ARTICLE 10	Intercreditor	76
10.1	Subordination and Intercreditor Agreements	76

EXHIBIT A	Legal Description
EXHIBIT B	Form of Debarment Certification
EXHIBIT C	Insurance Requirements
EXHIBIT D	Form of NMTC Compliance Certification
EXHIBIT E-1	List of Equipment
EXHIBIT E-2	List of Acquired Equipment
EXHIBIT F	Form of Request for Disbursement
EXHIBIT G	Certificate of Final Disbursement
EXHIBIT H	Permits
EXHIBIT I	Operating Contracts
EXHIBIT J	Form of Quarterly Disbursement Compliance Certificate

QLICI Loan and Security Agreement Danimer KY	iv

QLICI LOAN AND SECURITY AGREEMENT

THIS QLICI LOAN AND SECURITY AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of November 7, 2019, is by and among DANIMER SCIENTIFIC KENTUCKY, INC., a Delaware corporation (“Borrower”), and AMCREF FUND 51, LLC, a Louisiana limited liability company (the “Lender”).

R E C I T A L S

The following recitals are a material part of this Agreement:

WHEREAS, on or before the date hereof, Borrower acquired a leasehold interest in certain land and improvements located at 605 Rolling Hills Lane, Winchester, KY 40391, which includes the real property more particularly described in Exhibit A attached hereto and incorporated herein by reference (the “Property”). The Borrower acquired its leasehold interest in the Property for the purpose of equipping and operating a biodegradable polymer manufacturing facility (the “Project”);

WHEREAS, prior to the date hereof, Danimer Scientific Holdings, LLC, a Delaware limited liability company, and the sole stockholder of the Borrower (“Danimer Holdings”), provided a loan to the Borrower in an aggregate amount in excess of $7,146,667.21 (the “Danimer Holdings Loan”) for use on Project expenses;

WHEREAS, Borrower is expected to constitute a “qualified active low-income community business” (as that term is defined in Section 45D of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 141.432(5) of the KY NMTC Act, as defined below) also known as a “QALICB;”

WHEREAS, on or about the date hereof, U.S. Bank, National Association, a national banking association (“USBNA”), made a capital contribution of $1,359,868.42 (the “State NMTC Equity”) in Twain Investment Fund 427, LLC, a Missouri limited liability company (the “Investment Fund I”); Investment Fund I used the proceeds of such State NMTC Equity, together with the proceeds of a bridge equity investment by USBNA of $5,219,078.94 (which bridge equity investment was repaid on or about the date hereof by a loan made to Investment Fund I by Danimer Holdings in the aggregate principal amount of $5,583,426.31 (the “State Leverage Loan”)), to make (i) an aggregate capital contribution of $3,289,473.68 (the “Consortium State QEI”) in Consortium America 79, a Delaware limited liability company (the “Consortium CDE”), intended to constitute a “qualified equity investment” within the meaning of the KY NMTC Act, (ii) an aggregate capital contribution of $3,289,473.68 (the “Brownfield State QEI,” and together with the Consortium State QEI, the “State QEIs”) in Brownfield Revitalization 60, LLC, a Delaware limited liability company (the “Brownfield CDE,” and together with the Consortium CDE, the “State CDEs”), intended to constitute a “qualified equity investment” within the meaning of the KY NMTC Act. In addition to the repayment of the USBNA bridge equity, the State Leverage Loan proceeds were also used to make a payment of sub-allocation fees in the amount of $164,473.68 to Consortium America Advisors, LLC and $164,473.68 to Brownfield Revitalization Advisors, LLC, and to pay a bridge equity fee in the amount of to USBNA and fund a management fee reserve in the amount of $5,400.00;

QLICI Loan and Security Agreement Danimer KY

WHEREAS, on or about the date hereof, the Consortium CDE used the proceeds of the Consortium State QEI to make loans in an aggregate principal amount of $3,289,473.68 (the “Consortium State QLICI Loan”) in Twain Investment Fund 428, LLC, a Missouri limited liability company (the “Investment Fund II”), and the Brownfield CDE used the proceeds of the Brownfield State QEI to make loans in an aggregate principal amount of $3,289,473.68 (the “Brownfield State QLICI Loan,” and together with the Consortium State QLICI Loan, the “State QLICI Loans”) in Investment Fund II, each intended to constitute a “qualified low-income community investment” within the meaning of the KY NMTC Act;

WHEREAS, on or about the date hereof, U.S. Bancorp Community Development Corporation, a Minnesota corporation (“USBCDC”), made a capital contribution in Investment Fund II in the amounts of $3,884,400.00 (the “Federal NMTC Equity”) and $679,934.21 (the “Additional State NMTC Equity”);

WHEREAS, on or about the date hereof, Investment Fund II used the proceeds of the Federal NMTC Equity and Additional State NMTC Equity, together with the proceeds of State QLICI Loans and bridge equity from USBCDC in the amount of $856,261.95 (which bridge equity was repaid on or about the date hereof from the proceeds of a loan from Danimer Holdings in an aggregate principal amount of $1,563,240.90 (the “Federal Leverage Loan”)), to make capital contributions to Lender in an aggregate amount of $12,000,000 (the “Federal/State QEI,” and together with the State QEIs, each a “QEI” and collectively the “QEIs”), all of which investment is intended to constitute a “qualified equity investment” within the meaning of Section 45D of the Code and $3,289,473.68 of which is intended to constitute a “qualified equity investment” as defined under the KY NMTC Act. In addition to the repayment of the USBCDC bridge equity, the Federal Leverage Loan proceeds were also used pay a federal structuring/management fee of $570,000 and a state structuring/management fee of $131,578.95 to AMCREF Community Capital, LLC and to fund a fund management fee reserve in the amount of $5,400.00;

WHEREAS, on the date hereof, and subject to this Agreement, the Lender used the entirety of the proceeds of the Federal/State QEI to make loans to the Borrower as follows (each a “Loan” and collectively the “Loans”): (i) a loan in the amount of $8,142,188.26 evidenced by the QLICI A Note (defined below), (ii) a loan in the amount of $3,309,456.48 evidenced by the QLICI B Note (defined below), and (iii) a loan in the amount of $548,355.26 evidenced by the QLICI C Note (defined below).

WHEREAS, each of the Loans are intended to constitute a “qualified low-income community investment” within the meaning of Section 45D(d) of the Code, and a portion of the Loans in an amount of $3,289,473.68 is intended to constitute a “qualified low-income community investment” within the meaning of the KY NMTC Act;

WHEREAS, as a result of the Loans, the Investment Fund II’s investments in Lender are expected to generate “new markets tax credits” pursuant to Section 45D of the Code (the “New Markets Tax Credits”), a portion of Investment Fund II’s investments in Lender are expected to generate “Kentucky New Markets Development Program tax credits” pursuant to the KY NMTC Act, and Investment Fund I’s investment in the State CDEs are expected to generate “Kentucky New Markets Development Program tax credits” pursuant to the KY NMTC Act;

QLICI Loan and Security Agreement Danimer KY	2

WHEREAS, Borrower will use the Loans to (i) finance and refinance the acquisition and installation of equipment at the Facility and to fund operation of the Facility, (ii) pay certain transaction costs and expenses and (ii) repay a portion of the Danimer Holdings Loan, as more particularly described herein; and

WHEREAS, Lender has agreed to make the Loans to Borrower upon and subject to all of the terms, conditions, covenants and agreements of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
Definitions

1.1 Definitions. All capitalized terms used in this Agreement shall, unless otherwise defined in the recitals or body of this Agreement, have the following meanings:

“Account Control Agreement (AMCREF Fee Reserve Account)” means that certain Blocked Account Control Agreement (AMCREF Fee Reserve Account), by and among Borrower, Lender, and USBNA, dated as of the date of this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Account Control Agreement (BR Fee Reserve Account)” means that certain Blocked Account Control Agreement (AMCREF Fee Reserve Account), by and among Borrower, Lender, and USBNA, dated as of the date of this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Account Control Agreement (CA Fee Reserve Account)” means that certain Blocked Account Control Agreement (AMCREF Fee Reserve Account), by and among Borrower, Lender, and USBNA, dated as of the date of this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Account Control Agreement (Disbursement Account)” means that certain Blocked Account Control Agreement (Disbursing Account), by and among Borrower, Lender, and USBNA, dated as of the date of this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Account Control Agreements” means the Account Control Agreement (Disbursement Account), Account Control Agreement (AMCREF Fee Reserve Account), Account Control Agreement (CA Fee Reserve Account), and Account Control Agreement (BR Fee Reserve Account).

QLICI Loan and Security Agreement Danimer KY	3

“Account Pledge Agreement (AMCREF Reserve Account)” means that certain Bank Account Pledge Agreement (AMCREF Fee Reserve Account), by and between Borrower and Lender, dated as of the date of this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Account Pledge Agreement (BR Reserve Account)” means that certain Bank Account Pledge Agreement (BR Fee Reserve Account), by and between Borrower and Lender, dated as of the date of this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Account Pledge Agreement (CA Reserve Account)” means that certain Bank Account Pledge Agreement (CA Fee Reserve Account), by and between Borrower and Lender, dated as of the date of this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Account Pledge Agreement (Disbursement Account)” means that certain Bank Account Pledge Agreement (Disbursing Account), by and between Borrower and Lender, dated as of the date of this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Account Pledge Agreements” means the Account Pledge Agreement (Disbursement Account), Account Pledge Agreement (AMCREF Reserve Account), Account Pledge Agreement (BR Reserve Account) and Account Pledge Agreement (CA Reserve Account).

“Accountants” means Novogradac & Company LLP.

“Acquired Equipment” means any equipment acquired with the proceeds of the Loans, including, without limitation the Existing Equipment listed in Exhibit E-2 attached hereto, and any and all equipment acquired to maintain or upgrade such equipment.

“Advance” means the advance of the aggregate principal amount of the Loans by either Lender to or for the benefit of Borrower to pay a portion of the Costs, fees and other expenses permitted hereunder as set forth in Section 6.1 hereof.

“Affiliate” means, as to any Person, any other Person: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting membership interests (units) of such Person; or (c) ten percent (10%) or more of the voting membership interests (units) of which is directly or indirectly beneficially owned or held by the Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall either Lender be deemed an Affiliate of Borrower for purposes of the Loan Documents.

QLICI Loan and Security Agreement Danimer KY	4

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Allocation Agreement” means the agreement, as it may have been or may subsequently be amended, between the CDFI Fund and AMCREF Allocatee, Lender and other subsidiary allocatees allocating $70,000,000 of New Markets Tax Credits to AMCREF Allocatee pursuant to Code Section 45D(f)(2), dated effective August 7, 2019.

“AMCREF Allocatee” means AMCREF Community Capital, LLC, a Delaware limited liability company.

“AMCREF Annual Reimbursements and Fees” means, collectively, an annual reimbursement for AMCREF Lender’s audit, tax and state filing fees and other reasonable third-party costs, payable to AMCREF Allocatee pursuant to Section 6.25(a) hereof.

“AMCREF A Note” means that certain Promissory Note (AMCREF QLICI Note A), dated as of the date hereof, in the original principal amount of $8,142,188.26, executed by Borrower in favor of AMCREF Lender.

“AMCREF B Note” means that certain Promissory Note (AMCREF QLICI Note B), dated as of the date hereof, in the original principal amount of $3,309,456.48, executed by Borrower in favor of AMCREF Lender.

“AMCREF C Note” means that certain Promissory Note (AMCREF QLICI Note C), dated as of the date hereof, in the original principal amount of $548,355.26, executed by Borrower in favor of AMCREF Lender.

“AMCREF Exit Fee” means a partial principal payment on the AMCREF B Note in the amount of $30,000.00 and a partial principal payment on the AMCREF C Note in the amount of $274,178.00, payable pursuant to Section 2.3(b)(ii) below.

“AMCREF Operating Agreement” means that certain Amended and Restated Operating Agreement of Lender, dated as of the date hereof, by and among the Investment Fund, AMCREF Allocatee and R.E. Investment Management, LLC, a Louisiana limited liability company, as withdrawing member, as the same may be amended, assigned, restated, modified or supplemented in accordance with its terms.

“AMCREF Reserve Account” means the “Pledged Account” as defined in the Account Pledge Agreement (AMCREF Reserve Account).

“Anti-Terrorism Laws” means all Laws relating to terrorism or money laundering, including, without limitation, the Executive Order and the Bank Secrecy Act, as amended by the USA Patriot Act.

“Average Value” means the cost basis of Borrower’s owned property plus the reasonable value of its leased property.

“Bank Secrecy Act” means the Currency and Foreign Transactions Reporting Act of 1970, Pub. L. No. 91 508, 84 Stat. 1305 (1970), as amended from time to time.

QLICI Loan and Security Agreement Danimer KY	5

“Borrower” has the meaning as set forth in the Preamble of this Agreement.

“Borrower’s Counsel” means Thompson Hine LLP.

“Borrower Organizational Documents” means the (i) Bylaws of the Borrower, certified to the Lender, (ii) Certificate of Incorporation of the Borrower, filed with the Delaware Secretary of State on August 21, 2018, and (iii) all amendments, supplements and modifications thereto.

“Brownfield Fee Agreement” means that certain Fee and Services Agreement dated as of the date hereof by and between Brownfield Revitalization 60, LLC, Brownfield Revitalization, LLC, Brownfield Revitalization Advisors, LLC, Investment Fund I, Borrower and Guarantor.

“Brownfield Reserve Account” means the “Pledged Account” as defined in the Account Pledge Agreement (Brownfield Reserve Account).

“Business” means the ownership and operation of a biodegradable resin manufacturing facility at the Property.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in New Orleans, Louisiana.

“Capital Leases” means, with respect to any Person, any lease which, in accordance with GAAP, is or should be capitalized on the books of such Person.

“CDFI Fund” means the Community Development Financial Institutions Fund of the United States Department of the Treasury, or any successor agency charged with oversight responsibility for the New Markets Tax Credit program.

“Census Tract” means census tract #21049020201, which based solely on data from the CDFI Fund is a “low-income community” as defined in Section 45D(e) of the Code (as amended by Section 221 of the American Jobs Creation Act of 2004).

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986.

“Change in Control” means any transaction or series of transactions that results in any Person owning, directly or indirectly, fifty percent (50%) or more of the voting power of Borrower, or holding such other power to direct, directly or indirectly, the management and policies of Borrower, or fifty percent (50%) or more of the direct or indirect beneficial ownership of Borrower.

“Closing Date” means the date upon which the Advance of the Loans is made.

“Code” has the meaning set forth in the Recitals to this Agreement.

QLICI Loan and Security Agreement Danimer KY	6

“Collateral” means all of Borrower’s right, title and interest to the Equipment, including without limitation all Acquired Equipment, all funds held in the Disbursement Account, all funds held in the Reserve Accounts, each of the items listed in Section 9.2 (a) through (g) hereof, and any other assets of Borrower encumbered pursuant to the Security Documents, whether now owned or hereafter existing.

“Collectibles” means (a) any work of art; (b) any rug or antique; (c) any metal or gem; (d) any stamp or coin; (e) any alcoholic beverage; or (f) any other tangible personal property specified by the IRS, other than collectibles that are held primarily for sale to customers in the ordinary course of business. Certain coins and bullion are not Collectibles as provided in Section 408(m)(3) of the Code.

“Community Benefits Agreement” has the meaning given such term in Section 4.24 hereof.

“Consortium Fee Agreement” means that certain Fee and Services Agreement dated as of the date hereof among Consortium CDE, Consortium America, LLC, Consortium America Advisors, LLC, Investment Fund I, Borrower and Guarantor.

“Consortium Reserve Account” means the “Pledged Account” as defined in the Account Pledge Agreement (Consortium Reserve Account).

“Construction and Engineering Contracts” means (i) the Standard form of Agreement between Owner and Contractor, cost plus a fee contract, dated July 31, 2019, between the Borrower and Precision Construction Management, LLC, and (ii) any other contract for construction, engineering or installation work to be completed at the Property in connection with the Equipment, whether now existing or hereafter entered into.

“Contingent Obligation” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Contingent Obligations at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Costs” means the total amount, without duplication, of (a) the amounts payable for labor, materials, equipment (including, without limitation, the Acquired Equipment), appliances, fixtures, supplies and services required or reasonably desired to render the Improvements ready and suitable for their intended use; (b) the fees and disbursements of all architects, engineers, accountants, attorneys, developers and consultants in respect of the acquisition, planning, equipping and financing of the Property; (c) interest on the Notes, including fees, expenses and reimbursements thereunder and all other sums payable to Lender pursuant to the Loan Documents or applicable Law; (d) the costs and charges payable by Borrower in connection with obtaining, closing and continuing the Loans; (e) the costs and expenses of maintaining the Property and operating the Business at the Property; and (f) any other items of cost or expense incurred by Borrower in connection with the Property set forth in the Financial Projections; provided, however, any costs or expenses incurred prior to the Closing Date must be approved by Lender to be included within “Costs” and “Costs” shall not include any reimbursements, return of capital or other payments to Danimer Holdings which are not Qualified Reimbursements.

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“Counsel” means (i) Coats Rose, P.C., as counsel to the AMCREF Lender, (ii) Dentons US LLP, as counsel to USBNA and USBCDC, (iii) Stinson LLP, counsel to the State CDEs, and (iii) Borrower’s Counsel.

“Danimer Holdings” has the meaning set forth in the Recitals to this Agreement.

“Danimer Holdings Loan” has the meaning set forth in the Recitals to this Agreement.

“Danimer Holdings Loan Documents” means the promissory note and other loan documents evidencing and governing the Danimer Holdings Loan.

“Danimer Holdings Organizational Documents” means the (i) Danimer Holdings Operating Agreement, (ii) Certificate of Formation of Danimer Holdings, filed with the Delaware Secretary of State on December 6, 2018, and (iii) all amendments, supplements and modifications thereto.

“Danimer Holdings Operating Agreement” means that certain Amended and Restated Operating Agreement of Danimer Holdings, dated March 13, 2019, executed and agreed to by the “Members” named therein, as the same may be amended, restated or otherwise supplemented from time to time in accordance with this Agreement.

“Default” means an event that, with giving of notice or passage of time, or both, would constitute an Event of Default hereunder.

“Default Rate” means a rate of interest per annum equal to the sum of five percent (5%) plus the rate of interest otherwise payable under the Note evidencing the applicable Loan.

“Disbursement” has the meaning set forth in Section 5.2(a) hereof.

“Disbursement Account” means the account held at USBNA that is pledged to Lender under the Account Pledge Agreement (Disbursement Account) and controlled under the Account Control Agreement (Disbursement Account).

“Disbursement Request” has the meaning set forth in Section 5.2(a)(iii) hereof.

“Dollars” and “$” mean the lawful currency of the United States.

“Environmental Laws” means any and all Laws pertaining to health or the environment in effect in any and all jurisdictions in which Borrower is or at any time may be doing business, or where the Property is located, including, without limitation: the Clean Air Act, as amended; CERCLA; the Federal Water Pollution Control Act, as amended; OSHA; RCRA, the Safe Drinking Water Act, as amended; and TSCA.

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“Environmental Report” means the Phase I Environmental Assessment, dated October 24, 2018, prepared by Partner Engineering and Science, Inc.

“Equipment” means (i) all equipment (as such term is defined in the UCC) owned by the Borrower as of the date of this Agreement, including without limitation, all equipment listed on Exhibit E-1 and E-2 attached hereto, (ii) all Acquired Equipment, and (iii) any and all equipment acquired after the date hereof to upgrade or maintain the equipment described in (i) and (ii) above.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning set forth in Section 7.1 hereof.

“Executive Order” means Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, as amended from time to time.

“Existing Equipment” means the Equipment acquired by the Borrower with the proceeds of the Danimer Holdings Loan, as shown on the books and records of Borrower and Danimer Holdings and listed in Exhibit E-1 attached hereto. The portion of the Existing Equipment being refinanced with the Loans is listed in Exhibit E-2 attached hereto.

“Facility” means, collectively, the Property, Improvements, and Equipment which are used to operate the Business.

“Federal Leverage Loan” has the meaning given to such term in the Recitals to this Agreement.

“Federal/State QEI” has the meaning given to such term in the Recitals to this Agreement.

“Financial Projections” means the financial projections, prepared by the Accountants and certified as of the date hereof.

“Flow of Funds Memorandum” means that certain Flow of Funds Memorandum, dated as of the date hereof, by and among Borrower, Lender, the State CDEs, USBNA, USBCDC and certain other parties.

“GAAP” means generally accepted accounting principles applied on a basis consistent with the accounting practices of Borrower and as consistently applied in the financial statements of Borrower, except for any change in accounting practices to the extent that, due to a promulgation of the Financial Accounting Standards Board changing or implementing any new accounting standard, Borrower either (a) is required to implement such change, or (b) for future periods will be required to and for the current period may in accordance with generally accepted accounting principles implement such change, for its financial statements to be in conformity with generally accepted accounting principles (any such change is hereinafter referred to as a “Required GAAP Change”); provided that Borrower shall fully disclose in such financial statements any such Required GAAP Change and the effects of the Required GAAP Change on Borrower’s income, retained earnings or other accounts, as applicable.

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“Governmental Authority” means (i) any international, federal, state, parish, county or municipal government, or any political subdivision thereof, (ii) any governmental or quasi-governmental agency, authority, board, department, commission, instrumentality or public body, (iii) any court, administrative tribunal or public utility, or (iv) any official or officer of the foregoing.

“Guarantor” means, collectively, Meridian Holdings Group, Inc., a Georgia corporation, and its successors and/or assigns, pursuant to the Guaranty and the NMTC Guaranty.

“Guarantor Organizational Documents” means the (i) Bylaws of the Guarantor, adopted February 5, 2014, (ii) Articles of Incorporation, filed with the Georgia Secretary of State on January 13, 2014, and (iii) all amendments, supplements and modifications thereto.

“Guaranty” means that certain Payment and Performance Guaranty, dated the date hereof, by Guarantor in favor of the Lender.

“Hazardous Materials” means (i) crude oil, mold, radionuclides, and any hazardous or toxic substance, material, or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor; and/or (ii) such substances, materials, or wastes as are regulated by RCRA, TSCA or CERCLA, and amendments thereto or orders, regulations, directions, or requirements thereunder; and/or (iii) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; and/or (iv) such hazardous or toxic substances, materials, or wastes that are or may become regulated under any other applicable county, municipal, state, or federal law, including, but not limited to, Environmental Laws and laws that govern worker protection and safety.

“Improvements” means the buildings and other improvements which are placed or constructed upon, above or below, the Property.

“Indebtedness” means, with respect to any Person and without duplication, (a) all indebtedness for borrowed money, including the Loans; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced or incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (h) all Contingent Obligations in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

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“Intellectual Property” means the Borrower’s rights and interest in various intangible assets, including patents, trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, and licenses thereof.

“Interest Rate” means, with respect to each Note, the applicable interest rate set forth in such Note.

“Investment Fund” shall collectively mean Investment Fund I and Investment Fund II.

“Investment Fund I” shall have the meaning set forth in the Recitals to this Agreement.

“Investment Fund II” shall have the meaning set forth in the Recitals to this Agreement.

“IRS” means the Internal Revenue Service of the United States Department of the Treasury.

“KY DOR” means the Kentucky Department of Revenue (and any successor agency responsible for the administration and oversight of the KY NMTCs).

“KY NMTCs” shall mean the “Tax Credits” as defined in Section 141.432(9) of the KY NMTC Act, as the same may be amended from time to time.

“KY NMTC Act” means the Kentucky New Markets Development Program, KRS § 141.432, et seq., as the same may be amended from time to time, and any rules, regulations or guidance issued thereunder. All references herein to the KY NMTC Act shall include any corresponding provision or provisions of succeeding law and all administrative interpretations of such succeeding law.

“Laws” means, collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority, in the applicable jurisdiction.

“Leases” shall mean the Store Capital Lease, Operating sublease and any other lease, sublease, letting, license, concession or other agreement (whether now or hereafter in effect) approved by Lender pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in the Property or the Improvements, including without limitation, any Permitted Lease, and every modification, amendment or other agreement relating to such lease, sublease or other agreement entered into in connection with such lease, sublease or other agreement.

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“Lender” shall have the meaning set forth in the Preamble to this Agreement.

“Leverage Lender” means Danimer Holdings.

“Loan” or “Loans” shall have the meaning set forth in the Recitals to this Agreement.

“Loan Documents” means this Agreement, the Notes, Account Control Agreements, Account Pledge Agreements, the Guaranty and any financing statements and all other documents, instruments and agreements which evidence, secure or are otherwise executed in connection with the Loans, including all amendments, modifications, renewals, extensions, restatements and replacements thereof.

“Low-Income Community” means any population census tract if (a) the poverty rate for such tract is at least twenty percent (20%), (b)(i) in the case of a tract not located within a metropolitan area, the median family income for such tract does not exceed eighty percent (80%) of the statewide median family income, or (ii) in the case of a tract located within a metropolitan area, the median family income for such tract does not exceed eighty percent (80%) of the greater of statewide median family income or the metropolitan area median family income, or (c) such tract has a population of less than 2,000, is within an “empowerment zone” as defined in Section 1391 of the Code the designation of which is in effect under Section 1391 and is contiguous to one or more low-income communities (as defined under clause (a) or (b) of this definition.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower; (b) an impairment of the ability of the Borrower to materially perform its obligations under any Loan Document to which it is a party; or (c) an impairment of the rights and remedies of Lender under any Loan Document or an adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

“Material Contract” shall have the meaning set forth in Section 3.7 hereof.

“New Markets Tax Credit” has the meaning set forth in the Recitals to this Agreement.

“NMTC Control” means the direct or indirect ownership (based on value) or control (based on voting or “management rights”) of more than fifty percent (50%) of an entity. For this purpose, the term “management rights” means the power to influence the management policies or investment decisions of the entity.

“NMTC Guaranty” means, individually and collectively, that certain (i) Unconditional Guaranty of New Markets Tax Credits, Put Price and Environmental Indemnity, dated as of the date hereof and given by Borrower and Guarantor in favor of USBCDC, and (ii) Unconditional Guaranty of New Markets Tax Credits, Put Price and Environmental Indemnity, dated as of the date hereof and given by Borrower and Guarantor in favor of USBNA.

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“NMTC Recapture Event” means recapture or disallowance of any New Markets Tax Credits or KY NMTCs attributable to the Federal/State QEI made by Investment Fund I in Lender (including, without limitation, the portion thereof funded with the State QLICI Loans), the proceeds of which were or will be used to fund the Loans or related fees, but only to the extent such recapture or disallowance is attributable to any of the following: (a) Borrower ceasing or initially failing to be a QALICB; (b) any prepayment of any Loan by Borrower in violation of the Loan Documents; (c) the failure of Lender to maintain substantially all of the Federal/State QEI invested in QLICIs attributable to a prepayment (whether voluntary or involuntary or as a result of acceleration, foreclosure or otherwise) of any Loan by Borrower in violation of the Loan Documents; (d) the failure of any Loan to constitute a QLICI at any time by reason of a violation by Borrower of any representations, warranties or covenants in the Loan Documents; (e) any event or circumstance that is the subject of a representation or warranty of Borrower herein; (f) the failure of any Tenant under any lease or sublease to conduct a Tenant Qualified Business; (g) any breach of this Agreement or any other Loan Documents by Borrower or Guarantor, or any willful misconduct, gross negligence or fraud by the Borrower or the Leverage Lender or by any of their Affiliates, or any other act or omission by or within the control of Borrower or the Leverage Lender or any of their Affiliates that, directly or indirectly, causes such a recapture or disallowance of New Markets Tax Credits or KY NMTCs relating to the State QEI or Federal/State QEI; and (h) any NMTC Recapture Event (as such term is defined in the NMTC Guaranty).

“NMTC Recapture Period” means the period beginning on the date of the first QEI by Investment Fund II into Lender and ending on the seventh anniversary of the date of the last QEI made by Investment Fund II into Lender.

“NMTC Requirements” means, collectively, all provisions of Section 45D of the Code, the Treasury Regulations promulgated thereunder and other IRS or CDFI Fund guidance and the requirements of the KY NMTC Act.

“NMTC Use Restrictions” has the meaning set forth in Section 6.9 hereof.

“Nonqualified Financial Property” means debt, stock, partnership interests, options, futures contracts, forward contracts, warrants, notional principal contracts, annuities, and other similar property as described in Section 1.45D-1(d)(4)(i)(E) of the Treasury Regulations; provided, however, that such term shall not include (a) reasonable amounts of working capital held in cash, cash equivalents, or debt instruments with a term of 18 months or less or (b) debt instruments described in section 1221(a)(4) of the Code. Pursuant to Section 1.45D-1(d)(4)(i)(E)(2) of the Treasury Regulations, the proceeds of an equity investment or loan by a Community Development Entity that will be expended for construction of real property within 12 months after the date the investment or loan is made are treated as a reasonable amount of working capital.

“Note” or “Notes” have the meaning set forth in the Recitals to this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Note Maturity Date” means, with respect to all Notes, November 7, 2039.

“OFAC” means the Office of Foreign Asset Control of the U. S. Treasury Department.

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“Operating Contracts” shall mean, without limitation, (i) the Leases, (ii) all contracts and agreements listed in Exhibit I, as amended from time to time, (iii) all contracts and agreements of the Borrower related to supply of materials, purchase agreements, sale of product or other items generated by the Borrower, or the operation and maintenance of the Facility, and (iv) all other contracts or agreements which are material to the Property, the Collateral, or the Business, including all amendments to any of the foregoing.

“Operating Sublease” means that certain Sublease, dated March 13, 2019, between Guarantor, as sublandlord, and Borrower, as subtenant.

“OSHA” means the Occupational Safety and Health Act of 1970, as amended.

“Payment Date” has the meaning set forth in Section 2.3(b)(i) hereof.

“Payment Schedule” means, with respect to each Note, the payment schedule attached to such Note.

“Permits” means any permits, licenses or similar instruments issued to Borrower by a Governmental Authority in connection with construction, installation or other similar work at the Property or the operation of the Business at the Facility, including without limitation, the permits listed in Exhibit H attached hereto and any amendments, modifications or replacement thereof.

“Permitted Liens” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.31;

(b) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue or are being diligently contested in good faith;

(c) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d) Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f) Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Borrower and such other minor title defects or survey matters that are disclosed by current surveys that have been provided to Lender prior to the date of this Agreement that, in each case, do not materially interfere with the current use of the Property or Equipment;

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(g) Liens in favor of the Senior Lender under the Senior Loan Documents and the Subordinate Lender under the Subordinate Loan Documents, subject to the Subordination and Intercreditor Agreements;

(h) Liens shown on the title report provided to the Lender prior to the date hereof;

(i) Liens in favor of the Lender under the Loan Documents; and

(j) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries.

“Person” means any individual, corporation, business trust, association, company, partnership, limited liability company, joint venture, Governmental Authority, or other entity.

“Prohibited Person” means any of the following: a Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; a Person owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; a Person with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; a Person who or that commits, threatens, or conspires to commit or supports “terrorism,” as defined in the Executive Order; or a Person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official web site as of the date hereof or any replacement website or other replacement official publication of such list.

“Project” has the meaning set forth in the Recitals to this Agreement.

“Property” has the meaning set forth in the Recitals to this Agreement.

“Purchase Agreements” means (i) the purchase orders listed in Exhibit E-2 with the corresponding vendors identified therein, and (ii) any other purchase order, purchase agreement or similar agreement pursuant to which the Borrower has acquired or will acquire Equipment.

“Qualified Active Low-Income Community Business” or “QALICB” means, (as defined in Treasury Regulation Section 1.45D-1(d)(4) and the KY NMTC Act) with respect to any taxable year, a Qualified Business of which:

(a) at least fifty percent (50%) of the total gross income of the Qualified Business is derived from the active conduct of its trade or business within the Census Tract (or, alternatively, this requirement is considered met if the requirement under (b) or (c) below is met when 40% is replaced with 50% for purposes of such subsections of this definition);

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(b) at least forty percent (40%) of the use of the tangible property of the Qualified Business (whether owned or leased) is within the Census Tract (for purposes of this representation, the percentage of tangible property owned or leased by the Qualified Business and used by the Qualified Business during the taxable year in the Census Tract shall be determined based on a fraction (i) the numerator of which is the Average Value of the tangible property owned or leased by the Qualified Business and used by the Qualified Business within the Census Tract during the taxable year, and (ii) the denominator of which is the Average Value of all of the tangible property owned or leased by the Qualified Business and used by the Qualified Business during the taxable year); provided, however, that for any taxable year in which the Qualified Business has no employees, at least eighty-five percent (85%) of the use of the tangible property of the Qualified Business (whether owned or leased) must be within the Census Tract;

(c) less than five percent (5%) of the average of the unadjusted basis of the property of the Qualified Business is attributable to Nonqualified Financial Property;

(d) at least forty percent (40%) of the services performed for the Qualified Business by its employees, if any, will be within the Census Tract (for purposes of this representation, this percentage is determined based on a fraction (i) the numerator of which is the total amount paid by the Qualified Business for employee services performed in the Census Tract during the taxable year, and (ii) the denominator of which is the total amount paid by the Qualified Business for employee services during the taxable year);

(e) less than five percent (5%) of the aggregate unadjusted basis of the Qualified Business’s property is attributable to Collectibles; and

(f) which otherwise meets the requirements as set forth in Section 141.432(5) of the KY NMTC Act.

“Qualified Business” has the meaning given in Treasury Regulation Section 1.45D 1(d)(5) and includes any trade or business except (a) the rental of (i) Residential Rental Property or (ii) real property on which there are not substantial improvements; (b) any trade or business consisting predominantly of the development or holding of intangibles for sale or license or the rental of real property to a Tenant for such use; (c) any trade or business consisting of the operation of any private or commercial golf course, country club, massage parlor, hot tub facility, suntan facility, racetrack or other facility used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises; (d) any trade or business the principal activity of which is farming within the meaning of Section 2032A(e)(5)(A); (e) any other trade, business or activity prohibited to be carried on by any amendment to Section 45D of the Code and the Treasury Regulations and Guidance thereto, and any other guidance published by the IRS; or (f) any business that derives or projects to derive fifteen percent (15%) or more of its annual revenue from the rental or sale of real estate, unless the business is controlled by, or under common control with, another business if the second business: (i) does not derive or project to derive fifteen percent (15%) or more of its annual revenue from the rental or sale of real estate; and (ii) is the primary tenant of the real estate leased from the first business.

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“Qualified Equity Investment” means any equity investment in a Lender as defined in Section 45D of the Code and Treasury Regulation Section 1.45D-1(c) if (a) such investment is acquired by the Investment Fund at its original issue (directly or through an underwriter) solely in exchange for cash; (b) substantially all of such cash is used by Lender to make QLICIs; (c) such investment is designated by Lender as a qualified equity investment in accordance with Section 45D of the Code and the KY NMTC Act; and (d) if applicable with respect to KY NMTCs, such equity investment meets the requirements of a “qualified equity investment” under the KY NMTC Act.

“Qualified Low-Income Community Investment” or “QLICI” have the meaning set forth in Section 45D of the Code and the Treasury Regulations and Guidance, and the KY NMTC Act, and include any of the following:

(a) any capital or equity investment in, or loan to, any QALICB, except to the extent the recipient of such investment or loan is engaged in the rental of real property and leases the property to a lessee that is not engaged in a Tenant Qualified Business;

(b) the purchase of certain loans from other qualified community development entities (as described in Section 1.45D-1(d)(1)(ii) of the Treasury Regulations);

(c) financial counseling and other services to businesses located in, and residents of, low-income communities, and

(d) investments in other qualified community development entities (as described in Section 1.45D-1(d)(1)(iv) of the Treasury Regulations);

which meet the requirements of “qualified low-income community investment” under the KY NMTC Act.

“Qualified Reimbursements” means a reimbursement, return of equity, loan repayment or other payment to Danimer Holdings for expenditures of Borrower incurred prior to the date hereof in connection with the Project which satisfy the following requirements: (i) the amounts paid are documented reasonable expenditures that are directly attributable to the Business, (ii) the expenditures have been incurred no more than 24 months prior to the date hereof and (iii) the expenditures were incurred by Borrower for a legitimate business purpose during the normal course of Borrower’s operations, and were similar in amount and scope when compared to expenditures by a similar entity for a similar project under similar circumstances.

“RCRA” means the Resource Conservation and Recovery Act of 1976, as amended.

“Reimbursement Certification and Compliance Agreement” means that Pre-Closing Cost Certification dated as of the date hereof, entered into by Borrower.

“Reserve Accounts” means the accounts held at USBNA that are pledged to the Lender under the Account Pledge Agreements and controlled under the Account Control Agreement (Fee Reserve Accounts).

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“Residential Rental Property” has the meaning given in Section 168(e)(2) of the Code, and includes any building or structure if eighty percent (80%) or more of the gross rental income from such building or structure for the taxable year is rental income from “dwelling units.” For such purpose, a “dwelling unit” means a house or apartment used to provide living accommodations in a building or structure, but does not include a unit in a hotel, motel, or other establishment more than one half (1/2) of the units in which are used on a transient basis. If any portion of the building or structure is occupied by the taxpayer, the gross rental income for such building or structure includes the rental value of the portion so occupied.

“Security Documents” means, collectively, this Agreement, the Account Control Agreements, the Account Pledge Agreements, any financing statements filed in connection with the Collateral and all other documents, instruments and agreements which secure the Borrower’s Indebtedness, including all amendments, modifications, renewals, extensions, restatements and replacements thereof.

“Senior Lender” means White Oak Global Advisors, LLC, and any parties named as “Lenders” pursuant to the Senior Loan Agreement.

“Senior Loans” means, collectively, all obligations, liabilities and indebtedness of every nature of Borrower and Guarantor from time-to-time owed to Senior Lender under the Senior Loan Documents.

“Senior Loan Agreement” means that certain Loan and Security Agreement, dated March 13, 2019, among Borrower, Danimer Holdings, certain of their affiliates named therein and Senior Lender.

“Senior Loan Documents” means the Senior Loan Agreement and the other Loan Documents (as defined in the Senior Loan Agreement), and all other agreements, documents and instruments executed from time-to-time in connection therewith, as may be amended, restated, supplemented or otherwise modified from time-to-time.

“Store Capital Lease” that certain Master Lease Agreement, dated December 14, 2018, by and between Store Capital Acquisitions, LLC and Meridian Holdings Group Inc.

“Subordinate Lender” means Southeast Community Development Fund X, L.L.C., PIFS Sub-CDE XX, LLC, and all other parties named as “Lenders” under the Subordinate Loan Agreement.

“Subordinate Loans” means, collectively, all obligations, liabilities and indebtedness of every nature of Borrower and Guarantor from time-to-time owed to Subordinate Lender under the Subordinate Loan Documents.

“Subordinate Loan Agreement” that certain Loan and Security Agreement, dated March 13, 2019, among Borrower, Danimer Holdings, certain of their affiliates named therein and Subordinate Lender.

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“Subordinate Loan Documents” means the Subordinate Loan Agreement and the other Loan Documents (as defined in the Subordinate Loan Agreement), and all other agreements, documents and instruments executed from time-to-time in connection therewith, as may be amended, restated, supplemented or otherwise modified from time-to-time.

“Subordination and Intercreditor Agreements” means the (i) Subordination and Intercreditor Agreement, made and entered into as of the date hereof, by and among Lender, Senior Lender, Borrower, and Guarantor, and (ii) Subordination and Intercreditor Agreement, made and entered into as of the date hereof, by and among Lender, Senior Lender, Subordinate Lender, Borrower, and Guarantor.

“Survey” means that certain survey of the Property prepared by Blew & Associates, P.A., and provided to Lender by Borrower.

“Tenant” means any Person who holds a leasehold or subleasehold interest in the Property or other the real property owned or lease by Borrower.

“Tenant Excluded Business” means any trade or business, either as a principal or an ancillary business, that is an excluded business under Section 1.45D-1(d)(5)(iii) of the Treasury Regulations, including, without limitation, any one or more of the following: (a) the rental of Residential Rental Property, (b) the operation of any private or commercial golf course, country club, massage parlor, hot tub facility, suntan facility, racetrack or other facility used for gambling, or any store the principal activity of which is the sale of alcoholic beverages for consumption off premises, or (c) any business that derives or projects to derive fifteen percent (15%) or more of its annual revenue from the rental or sale of real estate.

“Tenant Qualified Business” means, as relates to Section 1.45D-1(d)(5) of the Treasury Regulations, any trade or business except any Tenant Excluded Business.

“Title Report” has the meaning set forth in Section 4.23 hereof.

“Treasury Regulations” means any temporary and/or final regulations promulgated under the Code.

“Treasury Regulations and Guidance” means any proposed, temporary and/or final regulations promulgated under the Code and any guidance, rule or procedure published by the CDFI Fund.

“TSCA” means the Toxic Substances Control Act of 1976, as amended.

“UCC” means the Uniform Commercial Code as enacted and in force in the State of Louisiana, or any other Uniform Commercial Code of any state applicable to the Collateral and the security interests created hereby.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107 56, 115 Stat. 272 (2001), as amended from time to time.

“USBCDC” shall have the meaning given to such term in the Recitals to this Agreement.

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“USBNA” shall have the meaning given to such term in the Recitals to this Agreement.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP or such other accounting method as Lender may previously approve in writing in their sole discretion.

1.3 Computation of Time. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding.”

ARTICLE 2
The Loans

2.1 Amount of Loans. On the basis of the representations, warranties and covenants of Borrower contained herein and subject to the terms and conditions set forth herein and in the other Loan Documents, on the Closing Date, Lender agrees to lend to Borrower loans in the aggregate principal amount Twelve Million and No/100 Dollars ($12,000,000.00), the proceeds of which shall be used in accordance with Section 6.1 hereof. The Advance of the Loans shall be evidenced by the Notes.

2.2 Disbursements of Loans. Lender shall advance its Loans to Borrower on the Closing Date following the satisfaction of all of the conditions precedent set forth in Section 4 hereof. Borrower shall pay all reasonable and documented fees, costs and expenses relating to the Advance, unless otherwise agreed by Lender with respect to its own fees, costs and expenses; provided that Borrower hereby acknowledges that all fees, costs and expenses included on the Flow of Funds Memorandum are reasonable. On the Closing Date, all proceeds from the Loans will be deposited into a Borrower operating account and disbursed in accordance with this Section 2.2 and the Flow of Funds Memorandum, with all remaining amounts after deposits to reserves and payment of the fees and expenses described below being deposited into the Disbursement Account. On or about the Closing Date, subject to the requirements set forth in this Agreement:

(i) $7,146,667.21 will be disbursed in accordance with the terms of the Flow of Funds Memorandum and used by the Borrower to repay a portion of the Danimer Holdings Loan which was used to acquire and install the Existing Equipment in accordance with and pursuant to the Reimbursement Certification and Compliance Agreement and which Costs are Qualified Reimbursements;

(ii) $259,000 will be disbursed to the Reserve Accounts, as shown in the Flow of Funds Memorandum, to be used by Borrower to pay the audit and tax reimbursement to the Lender described in Section 6.25(a) of this Agreement and other amounts as described in Section 6.25(a); and

(iii) $37,000 will be disbursed to pay (1) annual tax and audit reimbursements to Lender in an aggregate amount of $17,000, (2) an annual audit and tax reimbursement and asset management fee to the Consortium CDE in an amount of $10,000, and (3) an annual audit and tax reimbursement and asset management fee to the Brownfield CDE in an amount of $10,000;

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(iv) [$618,769] will be disbursed to pay Costs incurred in connection with the closing of the Loan in accordance with the terms of the Flow of Funds Memorandum.

All other proceeds of the Loans will be disbursed to the Disbursement Account and may be withdrawn and used by Borrower for the payment of Costs in accordance with Section 5.2 and the other provisions of this Agreement.

2.3 Interest Rate; Payment Terms; Maturity; Prepayments.

(a) Interest Rate, Taxes, Etc. The outstanding principal amount under the Notes shall bear interest at the Interest Rate. After and during the continuation of any Event of Default hereunder, interest on all principal amounts outstanding under the Notes shall accrue at the Default Rate. All interest payable under the Notes shall be computed as set forth therein. All interest payable hereunder and in the other Loan Documents shall be computed on the basis of a 90-day quarter and a 360-day year. In connection with the Disbursements of the Loans, Lender is authorized to rely on the any Disbursement Requests which Lender believes in its good faith judgment to emanate from a properly authorized representative of Borrower, whether or not that is in fact the case. In the event that after the date hereof any Governmental Authority subjects Lender to any new or additional charge, fee, withholding or tax of any kind with respect to any Loans or changes the method of taxation of such Loans, so long as lender provides documentation reasonably evidencing such charge, fee or tax, Borrower shall, within ten (10) Business Days of Lender’s written demand on Borrower, pay to Lender such additional actual amounts as will compensate Lender for such cost of lost income resulting therefrom as reasonably determined and documented by Lender.

(b) Payment Terms.

(i) From and after the Closing Date until the Note Maturity Date, interest on the aggregate outstanding principal balance of the Loans shall be payable to the applicable holder of each Note on each day (each, a “Payment Date”) as set forth in the applicable Payment Schedule. If any Payment Date is not a Business Day, the Payment Date shall be extended to the next succeeding Business Day to occur after such Payment Date. If requested by Borrower, or in the event Borrower does not timely pay interest on the applicable Payment Date, Lender shall have the authority, but not the obligation, to charge the quarterly interest due to it under the Notes held by Lender and to treat the same as an additional principal advance of the applicable Loan by Lender.

(ii) Loan payments with respect to each Note shall be as set forth in the applicable Note and shall include, but not be limited to, the payment of the AMCREF Exit Fee on November 7, 2026.

(c) Maturity. The entire outstanding principal balance under the Notes, plus all accrued and unpaid interest thereon, shall become due and payable on the Note Maturity Date.

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(d) Prepayments. The Notes may not be prepaid in whole or in part at any time prior to the end of the NMTC Recapture Period. Borrower acknowledges that the Loans evidenced by the Notes are part of an integrated financing structure made pursuant to the NMTC Requirements, which require that funds remain invested during the applicable compliance period thereunder. As a result, prepayments under the Notes could have impacts on the financing structure that could materially affect the economic relationships and benefits to Lender and others intended by that structure and could also create additional compliance risks under Section 45D of the Code and the Treasury Regulations and Guidance, and the KY NMTC Act. Accordingly, Borrower acknowledges that the prepayment prohibition period set forth herein has been specifically bargained for by Lender and Borrower, and is reasonable in duration and effect. Borrower further acknowledges that Lender would not make the Loans evidenced by the Notes without such prepayment restriction. Therefore, Borrower consents to the remedies of specific performance and of injunction and other equitable remedies for a breach or prospective breach of this Section 2.3(d).

2.4 Direct Distributions to Lender. At Lender’s sole option, Lender may (but shall have no obligation to) make Disbursements directly to itself to pay (i) interest due under any Note held by Lender and (ii) inspection fees and other reasonable expenses, charges, costs and fees incurred by or payable to Lender pursuant to this Agreement or any of the other Loan Documents, whether or not Borrower’s representations and warranties herein are true and correct in all material respects, Borrower has included such amounts in any Disbursement Request or any Default or Event of Default has occurred and is continuing. Lender shall provide notice to Borrower of any such payments within thirty (30) days thereof, provided that any failure to provide such notice shall not affect in any manner the rights of the Lender hereunder or impose any liability on Lender.

ARTICLE 3
Representations, Warranties and Covenants of Borrower

To induce Lender to enter into this Agreement, and to disburse the proceeds of the Loans to Borrower, Borrower represents, warrants and covenants to Lender as follows:

3.1 Organizational Status; Authorizations.

(a) Borrower is duly formed, validly existing and in good standing as a corporation under the laws of the State of Delaware and duly qualified as a foreign corporation in good standing in the Commonwealth of Kentucky, with full power and authority to consummate the transactions contemplated hereby. Borrower has full power and authority to execute, deliver and perform all of the Loan Documents to which it is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Borrower. Borrower is duly authorized to own and operate the Property, Improvements and Business, to enter into the transactions contemplated by the Loan Documents and to pledge and assign and grant liens and security interests as contemplated by the Loan Documents. This Agreement and the other Loan Documents and the provisions contained herein and therein are and will be the valid and legally enforceable obligations of Borrower in accordance with their terms. Borrower is in compliance in all material respects with the requirements of all Laws.

(b) Guarantor is duly formed, validly existing and in good standing as a corporation under the laws of the State of Georgia with full power and authority to consummate the transactions contemplated hereby. Guarantor has full power and authority to execute, deliver and perform all of the Loan Documents to which it is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Guarantor. The Loan Documents to which Guarantor is a party and the provisions contained therein are and will be the valid and legally enforceable obligations of Guarantor in accordance with their terms. Guarantor is in compliance in all material respects with the requirements of all Laws.

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(c) Danimer Holdings is duly formed, validly existing and in good standing as a corporation under the laws of the State of Delaware, with full power and authority to consummate the transactions contemplated hereby. Borrower has (and had as of execution) full power and authority to execute, deliver and perform the documents evidencing the State Leverage Loan and Federal Leverage Loan, the Danimer Holdings Loan Documents and the Reimbursement Certification and Compliance Agreement, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Borrower, and such agreements and the provisions contained therein are and will be the valid and legally enforceable obligations of Danimer Holdings in accordance with their terms. Danimer Holdings is in compliance in all material respects with the requirements of all Laws.

3.2 No Actions. There are no actions, suits or proceedings pending or, to the best of Borrower’s current, actual knowledge, after due inquiry and investigation, threatened against or affecting Borrower, Guarantor, the Property, the Improvements or the Collateral, or involving the validity or enforceability of the Loan Documents, at law or in equity, or before or by a Governmental Authority, and, to the best of Borrower’s current, actual knowledge, after due inquiry and investigation, neither Borrower or Guarantor is in default with respect to any material order, writ, injunction, decree or demand of any court or any Governmental Authority.

3.3 No Breach. The consummation of the transactions hereby contemplated and performance of this Agreement will not result in any breach of, or constitute a default under, any deed to secure debt, mortgage, deed of trust, indenture, security agreement, lease, bank loan or credit agreement, contract, articles of incorporation, bylaws, joint venture agreement, partnership agreement, licensing agreement, patent or trademark agreement, or other instrument to which Borrower is a party or by which Borrower may be bound or affected, including, without limitation, any Material Contract and the Permits.

3.4 Ownership of Property; No Liens. Guarantor owns a leasehold interest in, and Borrower owns a sub-leasehold interest, in the Property and Improvements, Borrower owns good and marketable title to the Collateral, and the Property, the Improvements and the Collateral are free and clear of all liens, claims, charges and encumbrances of every type or nature, except for the Permitted Liens and, solely with respect to the Property and Improvements, liens or encumbrances which could not, including after any foreclosure thereupon, affect the Borrower’s ability to continue to operate the Business at the Property (or, for any time when this representation is made after the date hereof, liens or encumbrances which are permitted pursuant to Section 6.9 of this Agreement, if any). The Property on which the Facility is located and to be used for the Business is not located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area.

3.5 Utilities Available. All utility services necessary for the operation of the Property and Improvements are or will be available, including water supply, storm and sanitary sewer facilities, electric and telephone facilities, and Borrower has the right to connect to all of such utility services, subject only to normal restrictions.

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3.6 Access. All roads necessary for ingress and egress to the Property and Improvements and for the full utilization of the Property and Improvements for the Business have been installed and completed and comply with applicable Laws.

3.7 No Defaults. There is no default or event of default and the Borrower is not in default under any of the following (each, together with any amendments thereto, a “Material Contract”): (i) the Borrower Organizational Documents, (ii) the Guarantor Organization Documents, (iii) any Operating Contracts, (iv) the Construction and Engineering Contracts and Purchase Agreements, (v) the Senior Loan Documents, (vi) the Subordinate Loan Documents, or (vii) any other material agreement or contract to which Borrower is a party that involves payments of more than $100,000 per year. Borrower does not have knowledge of any facts that with the passage of time or delivery of notice would give rise to a default or an event of default under any Material Contracts. Borrower has delivered to Lender a true and correct copy of all Material Contracts. There is no default or event of default under the Danimer Holdings Loan Documents or the Reimbursement Certification and Compliance Agreement by any party thereto.

3.8 Financial Statements. In regards to any financial statements heretofore delivered to Lender with respect to Borrower, Borrower represents that the same are true and correct in all material respects and fairly present the respective financial condition of Borrower as of the date thereof and the respective results of operations of Borrower for the periods therein. No Material Adverse Effect has occurred in the financial condition of Borrower reflected in the financial statements most recently delivered to Lender since the date thereof, and no additional borrowings have been made by Borrower since the date thereof other than borrowing contemplated hereby or approved by Lender.

3.9 Equipment. A true and complete list of all Equipment valued in excess of $100,000 owned by Borrower as of the Closing Date is attached hereto as Exhibit E-1, a trued and complete list of all Acquired Equipment as of the Closing Date is attached hereto as Exhibit E-2, and all such equipment is part of the Collateral and subject to the security interest granted to Lender pursuant to Article 9 of this Agreement and free from any lien or encumbrance other than Permitted Liens. Upon Borrower’s purchase of any Equipment, including, without limitation, Acquired Equipment, such equipment will be part of the Collateral and subject to the security interest granted to Lender pursuant to Article 9 of this Agreement and free from any lien or encumbrance other than liens created under the Loan Documents or Permitted Liens.

3.10 Leases. Other than the Store Capital Lease and Operating Sublease, Borrower represents that there are no leases or subleases on or affecting the Property. Borrower represents that there are no leases or subleases on or affecting the Collateral.

3.11 Permits. Borrower has obtained all Permits necessary to construct and operate the Project and has provided copies of all such Permits to the Lender. All Permits issued in connection with the construction and operation of the Project are issued in the Borrower’s name or for the benefit of the Borrower and are currently in effect and not expired or suspended. Without limiting the generality of the foregoing, all consents, licenses and permits and all other authorizations or approvals required to complete (i) the acquisition or use of any Equipment, (ii) any construction at the Property or Facility related to any Equipment, and (iii) the operation of the Business at the Property, have been obtained prior to the commencement of any such construction.

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3.12 Environmental Matters.

(a) To Borrower’s knowledge after due inquiry and investigation: (i) the Property, Improvements and the operations conducted thereon by Borrower or, to Borrower’s actual knowledge, any prior owner or operator thereof do not violate, and have not violated, any applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any restrictive covenant or deed restriction (recorded or otherwise), including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws and regulations; (ii) the Property, Improvements and the operations conducted thereon by Borrower or, to Borrower’s actual knowledge, any prior owner or operator thereof, including without limitation, the operation of any Equipment, are not in violation of, or have not been in violation of or subject to, any existing, pending or threatened action, suit, investigation, inquiry or proceeding by any Governmental Authority or to any remedial obligations in either case arising under any Environmental Laws; (iii) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of the Property, Improvements or Equipment by Borrower, including, without limitation, past or present treatment, storage, disposal or release of a Hazardous Material into the environment, have been or will be duly obtained or filed; (iv) all Hazardous Materials and solid wastes generated at the Property shall be transported, treated and disposed of only by carriers that are in compliance with applicable Environmental Laws and only at treatment, storage and disposal facilities maintaining valid permits under applicable Environmental Laws, where required, and any other Environmental Laws, which carriers and facilities are operating in compliance with such permits to Borrower’s actual knowledge; (v) Borrower has no material contingent liability in connection with any release or threatened release of any Hazardous Materials or solid wastes into the environment from the Property; and (vi) the use which Borrower makes or intends to make of the Property, Improvements and Equipment will not result in the unlawful or unauthorized disposal or other release of any Hazardous Materials or solid wastes on or to the Property. The terms “release” and “threatened release” shall have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden such meanings, then such broadened meanings shall apply subsequent to the effective date of such amendment; and provided further that, to the extent the laws of any state in which any of the Property is located establish a meaning for “release,” “threatened release,” “solid waste” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply with regard to the Property.

(b) Borrower is in compliance with all federal, state and local Environmental Laws applicable to the Property, Improvements and the Equipment, and all intended uses thereof by Borrower, other than immaterial non-compliance which could not have a Material Adverse Effect, and has not been cited for any violation of any federal, state or local Environmental Laws applicable to the Property and there has been no “release or threatened release of a hazardous substance” (as defined by CERCLA) or any other release, emission or discharge into the environment of any hazardous or toxic substance, pollutant or other materials from the Property other than as permitted under the applicable Environmental Law.

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3.13 Compliance. The Borrower’s use of the Property, Improvements and Collateral, operating of the Business at the Property and operation of the Facility does not violate (a) any Laws (including subdivision, zoning, and building Laws), or (b) any building permits, restrictions of record or agreements affecting the Property or any part thereof. Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Property is to any extent dependent upon any real property other than the Property. Without limiting the generality of the foregoing, all consents, licenses and Permits and all other authorizations or approvals required to complete (i) construction of the Facility, (ii) the acquisition or use of any Equipment, (iii) operation of the Business at the Property, and (iv) any construction at the Property related to any Equipment, have been obtained or will be obtained prior to the commencement of any such construction. All Laws relating to the operation of the Property, Improvements and Equipment have been complied with, other than immaterial non-compliance which could not have a Material Adverse Effect. To the best of Borrower’s current, actual knowledge, after due inquiry and investigation, none of the Improvements encroach upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to the Property, and the use of the Property, Improvements and any Equipment complies with all material requirements of governmental authorities and any restrictive covenants to which the Property may be subject. To the best of Borrower’s knowledge, after due inquiry and investigation, the ownership of and license by the Borrower of any Intellectual Property complies with all Laws. Neither Borrower nor any Affiliate of Borrower is in default of or aware of any circumstance which could reasonably be anticipated to cause a default under any Material Contract.

3.14 Brokerage Fees. No brokerage fees or commissions are payable by Borrower or its Affiliates to any Person in connection with this Agreement or the Loans to be disbursed hereunder.

3.15 No Margin Stock; No Plan Assets. No portion of the Loans are being made for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended. Borrower is not a party in interest to any plan defined or regulated under ERISA, and the assets of Borrower are not “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Code.

3.16 Anti-Terrorism Laws. Borrower represents and warrants to Lender that:

(a) Borrower is not in violation of any Anti-Terrorism Laws.

(b) No action, proceeding, investigation, charge, claim, report, or notice has been filed, commenced, or threatened against Borrower alleging any violation of any Anti-Terrorism Law.

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(c) Borrower has no knowledge or notice of any fact, event, circumstance, situation, or condition which could reasonably be expected to result in:

(i) any action, proceeding, investigation, charge, claim, report, or notice being filed, commenced, or threatened against it alleging any violation of, or failure to comply with, any Anti-Terrorism Law; or

(ii) the imposition of any civil or criminal penalty against Borrower for any failure to so comply.

(d) Borrower is not a Prohibited Person and Borrower has provided Lender with sufficient information (including names, addresses and, where applicable, jurisdiction of formation or incorporation) to reasonably permit Lender to verify the foregoing representation.

(e) Borrower does not:

(i) conduct any business or engage in making or receiving any contribution of funds, goods, or services to or for the benefit of any Prohibited Person;

(ii) deal in, or otherwise engages in any transaction relating to, any property or interests in property blocked under the Executive Order; or

(iii) engage in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

3.17 New Markets Tax Credits Representations and Warranties. Borrower (i) represents and warrants to Lender and its members that, as of the date hereof, the following are true and correct and (ii) after due inquiry and diligence, expects that, throughout the NMTC Recapture Period, the following will remain true and correct:

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a corporation for purposes of federal tax law. Borrower is qualified to transact business in the Commonwealth of Kentucky and has made all applicable filings related thereto. Borrower shall cause the proceeds of the Loans to be expended solely in connection with the Business as permitted under Sections 2.2 and 6.22 hereof;

(b) Borrower has provided Lender with written notice of all (i) termination, defaults or failures of compliance with respect any Material Contract or applicable Law or other material financial or contractual obligation of Borrower; (ii) IRS proceedings regarding the Property, the Improvements, the Collateral, or Borrower; (iii) litigation, criminal action or administrative proceedings against Borrower; or (iv) communications from any other lender or Governmental Authority which is not in the ordinary course of business;

(c) Borrower has no information or knowledge tending to indicate that Borrower might not satisfy all of the requirements of a QALICB;

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(d) Borrower currently qualifies as a QALICB and will maintain throughout the term of the Loans the status of Borrower as a QALICB;

(e) Borrower engages solely in a Qualified Business and Borrower shall limit the license or sale of intangibles to the extent necessary to ensure that such licenses or sales do not constitute the predominate business of the Borrower;

(f) Borrower has not entered into, and will not enter into, any lease or sublease with respect to the Property to any Tenant whose business does not constitute a Tenant Qualified Business;

(g) with respect to the Advance made pursuant to this Agreement, Borrower shall only apply the proceeds of such Advance to expenditures of the Business and Borrower reasonably expects to expend the proceeds of such Advance within one (1) year of the date of such Advance;

(h) with respect to the current taxable year, at least fifty percent (50%) of the total gross income of the Borrower is and will be derived from the active conduct of a Qualified Business within the Census Tract;

(i) with respect to the current taxable year, at least fifty percent (50%) of the use of the tangible property by the Borrower (whether owned or leased) is and will be within the Census Tract (for purposes of this representation, the percentage of tangible property owned or leased by Borrower during the taxable year in the Census Tract shall be determined based on a fraction (i) the numerator of which is the Average Value of the tangible property owned or leased by Borrower within the Census Tract during the taxable year, and (ii) the denominator of which is the Average Value of all of the tangible property owned or leased by Borrower during the taxable year); provided, however, that for any taxable year in which the Borrower has no employees, at least eighty-five percent (85%) of the use of the tangible property of Borrower (whether owned or leased) will be within the Census Tract. Borrower has provided Lender with a true, correct and complete list of tangible property owned or leased by Borrower and a description of where such property is used by Borrower. If any property is used by Borrower outside of a Low-Income Community, Borrower shall provide the cost basis of all property owned by Borrower, the estimated value of any leased property and the basis of such estimate, and the business hours of usage of Borrower’s property within and without the Low-Income Community. Borrower shall retain records of the foregoing throughout the term of the Loans;

(j) with respect to the current taxable year, less than five percent (5%) of the average of the unadjusted basis of the property of the Borrower is and will be attributable to Nonqualified Financial Property. Borrower has provided to Lender a true, correct, and complete listing of any Nonqualified Financial Property owned by Borrower, including the unadjusted basis of such property. Borrower shall maintain records thereof throughout the term of the Loans;

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(k) with respect to the current taxable year, at least forty percent (40%) of the services performed for the Borrower by its employees, if any, are and will be within the Census Tract (for purposes of this representation, this percentage is determined based on a fraction (i) the numerator of which is the total amount paid by Borrower for employee services performed in the Census Tract during the taxable year, and (ii) the denominator of which is the total amount paid by Borrower for employee services during the taxable year). If Borrower has any employees, Borrower has provided to Lender a true, correct and complete list of such employees providing services for the Borrower that includes a general description of services provided and the location where services were performed, and, if applicable, compensation paid for services rendered within and without the Census Tract. Borrower shall retain records of the foregoing and update the Lender of changes thereto throughout the term of the Loans.

(l) with respect to the current taxable year, less than five percent (5%) of the aggregate unadjusted basis of property in the Business is and will be attributable to Collectibles, and Borrower has provided Lender a true and correct listing of any Collectibles, including therein, the unadjusted basis of such property;

(m) the Property does not constitute Residential Rental Property and at no time shall the Property be used as, or converted into, Residential Rental Property;

(n) neither Borrower nor any Person that could be deemed a “participant” or a “principal” thereof within the meaning of 29 CFR §§ 98.980 and 98.995, respectively, is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency, as such terms are defined in Executive Order 12549, nor is any such action pending or proposed. Borrower shall, simultaneously with execution and delivery of this Agreement, execute and deliver to Lender a certification in the form attached hereto as Exhibit B to further evidence this representation and warranty;

(o) no portion of the Property constitutes a “qualified low-income building” under Section 42 of the Code;

(p) Borrower does not have or use low-income housing tax credits, as described in Section 42 of the Code;

(q) Borrower is not, and will not be, a bank, credit union or other financial institution;

(r) Borrower has no present plans or intentions to (i) change the nature of, or manner in which it conducts the Business, including, but not limited to, increasing the amount of revenues generated by Borrower from the sale or license of intangibles so that the revenue generated from such sales or licenses exceeds the revenue generated from any other revenue generating activity; (ii) move or expand the Business to a new address or operate any other business at any location other than the Property; (iii) reduce the percentage of gross income derived from the active conduct of the Business within any Low-Income Community below fifty percent (50%); (iv) change the percentage of employees services performed for the Borrower in any Low-Income Community; (v) reduce the percentage of use of tangible property of the Borrower in any Low-Income Community below fifty percent (50%) (or below eighty-five percent (85%) in any taxable year in which Borrower has no employees); (vi) maintain Collectibles not held primarily for sale in the ordinary course of business at five percent (5%) or more of the aggregate unadjusted cost bases of assets in the Business; (vii) maintain Nonqualified Financial Property at five percent (5%) or more of the aggregate unadjusted cost bases of assets in the Business; (viii) enter into leases or subleases with any Tenant that is not a Tenant Qualified Business; (ix) operate any business other than the Business; or (x) take any other action that any way that would cause to be untrue any of the representations, warranties or covenants set out in this Agreement;

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(s) Borrower is corporation federal income tax purposes;

(t) Borrower has fully and accurately stated in writing to Lender the nature of its business and of the goods or services provided, its primary sources of revenue, its primary expenditures;

(u) Borrower has had no communications with the CDFI Fund concerning noncompliance with, or deficiencies in, reporting practices;

(v) Borrower expects to generate revenues in the Business within three (3) years beginning on the date hereof and specifically intends and expects to generate a profit from operations on the Property;

(w) Borrower has not taken or failed to take, and shall not take or fail to take, any action, which would result in USBCDC, USBNA, the Investment Fund, Lender, or any of their respective Affiliates having NMTC Control of Borrower or the Business;

(x) Borrower has established separate bank accounts, and does not and shall not commingle its assets with the assets of any Person. Borrower’s assets are not listed as assets on the books and records of any other Person, except to the extent that such assets are consolidated with another Person’s assets for financial reporting purposes. Borrower does not and shall not possess or use assets of any other Person, and does not and shall not permit any other Person to possess or use its assets, unless in either case such assets are rented, leased, or otherwise provided for use on an arms-length basis pursuant to a lease or services agreement or similar agreement with such Person;

(y) there have been no irregularities or illegal acts by Borrower or its Affiliates that would have a Material Adverse Effect, there has been no fraud involving management or employees of Borrower or its Affiliates who have significant roles in the internal control structure of Borrower; fraud involving other employees of Borrower or its Affiliates that could have a material effect on the matter described in this Section; or communications from the CDFI Fund or other regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices by Borrower that could have a material effect on the matter described in this Section;

(z) Borrower maintains, and will maintain throughout the term of this Agreement, a complete set of books and records separate from that of any other Person and in accordance with this Agreement and the terms of Section 1.45D-1(d)(4)(iii) the Treasury Regulations;

(aa) to the best of Borrower’s knowledge, the Financial Projections fairly present the reasonably anticipated results of the operations of the Property, and the assumptions utilized therein are true, accurate and complete;

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(bb) Borrower expects that it will have sufficient sources of funds to equip, construct and operate the Property, Equipment and Improvements and to service the Loans;

(cc) Borrower has not knowingly entered into this Agreement, or any other agreements or understandings (whether written or oral) with a principal purpose of entering into a transaction or series of transactions (a) to achieve a result that is inconsistent with Section 45D of Code, and the NMTC Requirements, and/or (b) to avoid or evade federal income tax;

(dd) Borrower will treat the Loans as Indebtedness for all purposes, and will not take any positions contrary to such treatment;

(ee) the Property is located in the Census Tract, and the Census Tract is a Low-Income Community that is characterized by at least one of items (i) — (v) below, or at least two of items (vi) — (xvi) below:

(i) Poverty rate greater than 30 percent;

(ii) If located within a non-metropolitan area, median family income does not exceed 60 percent of statewide median family income or if located with a metropolitan area, median family income does not exceed 60 percent of the greater of statewide median family income or the metropolitan area median family income;

(iii) Unemployment rates at least 1.5 times the national average;

(iv) Located in a county not contained with a Metropolitan Statistical Area, as pursuant to 44 U.S.C. 3504(e) and 31 U.S.C. 104(d) and Executive Order 10253 (3 C.F.R. Part 1949-1953 Comp., p 758), as amended, with respect to the 2010 Census and as made available by the CDFI Fund;

(v) If the Property is serving Targeted Populations as permitted by the IRS and CDFI Fund guidance, (a) Borrower is 60% owned by low-income persons; or (b) at least 60% of employees are low-income persons; or (c) at least 60% of gross income is derived from sales, rentals, services or other transactions to customers who are low-income persons;

(vi) One of the following: (a) poverty greater than 25%; or (b) if located within a non-Metropolitan Area, median family income does not exceed 70% of the statewide median family income, or, if located within a Metropolitan Area, median family income does not exceed 70% of the greater of the statewide median family income or the Metropolitan Area median family income; or (c) unemployment rates at least 1.25 times the national average;

(vii) U.S. Small Business Administration designated HUB Zones, to the extent that the Loans will be used to support businesses that obtain HUB Zone certification from the Small Business Administration;

(viii) Brownfield sites as defined under 42 U.S.C. 9601(39);

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(ix) Areas encompassed by a HOPE VI redevelopment plan;

(x) Federally designated as Native American or Alaskan Native areas, Hawaiian Homelands;

(xi) Areas designated as distressed by the Appalachian Regional Commission or Delta Regional Authority;

(xii) Colonias areas as designated by the U. S. Department of Housing and Urban Development;

(xiii) Federally designated medically underserved areas, to the extent that QLICI activities will support health related activities;

(xiv) Federally designated Promise Zones, Impacted Coal Counties, base realignment and closure areas, State enterprise zone programs, or other similar state/local programs targeted towards particularly economically distressed communities;

(xv) Located in a county for which the Federal Emergency Management Agency (FEMA) has (a) issued a “major disaster declaration”; and (b) made a determination that such County is eligible for both “individual and public assistance;” provided that the initial project investment was made within 36 months of the disaster declaration; or

(xvi) A Food Desert, which must either be: (a) a census tract determined to be a Food Desert by the USDA, as identified in USDA’s Food Desert Locator Tool; or (b) a census tract that qualifies as a Low-Income Community and has been identified as having low access to supermarket or grocery store through a methodology that has been adopted for use by another governmental or philanthropic healthy food initiative, to the extent activities financed by the Loans will increase access to healthy food.

(ff) The sole activities of Borrower are, and will continue to be, the leasehold ownership, development and operation of the Property and the conduct of the Business and related activities on the Property, which constitute a Qualified Business. The predominate business activity of Borrower is and will continue to be the Business and is not, and will not be, the development, management or leasing of real estate. Borrower does not derive nor does it project to derive any income from the rental or sale of real estate;

(gg) All of the facts or information submitted by Borrower to Lender with respect to Borrower or the Property or Equipment were accurate and complete in all material respects when submitted and remain accurate and complete as of the date hereof;

(hh) Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of Borrower to Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; and

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(ii) All payments pursuant to the Reimbursement Certification and Compliance Agreement are Qualified Reimbursements and were costs incurred by Borrower.

3.18 Tax Returns and Payment. Borrower has filed all federal, state, local and other income and other tax returns that are required to be filed and has paid all taxes that have become due and payable pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon Borrower and upon its properties, income and franchises that have become due and payable by Borrower. There is no asserted or assessed (or to the knowledge of Borrower, proposed) tax deficiency against Borrower, the Property, the Improvements or the Collateral.

3.19 No Assumption of Borrower’s Obligations. Borrower expressly understands and agrees that Lender does not assume any duties or obligations of Borrower arising out of any Note or any other Loan Document.

3.20 No Insolvency. No bankruptcy, attachment, execution proceeding, assignment for the benefit of creditors, insolvency, receivership, or other, similar proceedings with respect to Borrower is pending or, to Borrower’s current, actual knowledge, threatened. As of the date hereof, Borrower is sufficiently capitalized to perform all of its duties and obligations.

3.21 Fees. Borrower has paid all fees described in this Agreement due on or before the date hereof.

3.22 Consents. All consents necessary to the Loans and transactions contemplated in connection therewith have been obtained (including, but not limited to, consents and approvals of Senior Lender, Subordinate Lender and those consents required under all Material Contracts).

3.23 Reimbursement Certification and Compliance Agreement. All certifications, representations and warranties of Borrower, MHG and Leverage Lender set forth in the Reimbursement Certification and Compliance Agreement are incorporated herein by this reference.

3.24 Senior and Subordinate Loan Documents. Borrower represents and warrants that the Senior Loan Documents and Subordinate Loan Documents delivered to Lender prior to the date hereof are all the documents that govern the Senior Loan and Subordinate Loan outstanding as of the date hereof. The Senior Loan Documents and Subordinate Loan Documents shall not be amended without the prior written consent of Lender.

3.25 Lease Documents. Borrower represents and warrants that the Store Capital Lease and the Operating Sublease delivered to the Lender prior to the date hereof are all the documents that govern the interest of Borrower and its affiliates in the Property and Improvements. The Leases shall not be amended without the prior written consent of Lender.

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ARTICLE 4
Conditions Precedent to Lender’s Obligation to Make the Advance

Lender shall not be obligated to make the Advance of the Loans under this Agreement, unless the following conditions precedent shall have been satisfied:

4.1 Loan Documents. Lender shall have received each of the Loan Documents duly executed by Borrower and all other applicable parties, all in form and substance acceptable to Lender.

4.2 Governing Instruments. Lender shall have received a copy of the Borrower Organizational Documents, Danimer Holding Organizational Documents and Guarantor Organizational Documents, including all amendments, a certificate of incumbency and authority of Borrower, Guarantor and Danimer Holdings as to the incumbency and signature of each representative of Borrower, Guarantor and Danimer Holdings that has executed any document on behalf of Guarantor and Danimer Holdings in connection with the transactions contemplated by this Agreement, and such other documents, instruments, agreements and certificates as Lender may reasonably request.

4.3 Good Standing and Resolutions. With respect to Borrower, Lender shall have received (i) a Certificate of Good Standing from the Secretary of the State of Delaware; (ii) a qualification to do business from the Secretary of the Commonwealth of Kentucky; (iii) certified resolutions authorizing the transactions contemplated by the Loan Documents in form and content acceptable to Lender; and (iv) such other documents, instruments and certificates as Lender may reasonably request. With respect to Guarantor, Lender shall have received (i) a Certificate of Good Standing from the Secretary of the State of Georgia; (ii) certified resolutions authorizing the transactions contemplated by the Loan Documents in form and content acceptable to Lender; and (iv) such other documents, instruments and certificates as Lender may reasonably request. With respect to Danimer Holdings, Lender shall have received (i) a Certificate of Good Standing from the Secretary of the State of Delaware; (ii) certified resolutions authorizing the transactions contemplated by the Loan Documents in form and content acceptable to Lender; and (iii) such other documents, instruments and certificates as Lender may reasonably request.

4.4 Legal Opinions. There shall have been delivered by Borrower’s Counsel legal opinions regarding federal income tax, compliance with state laws, due authority and other matters in form and content reasonably acceptable to Lender, the State CDEs, USBNA, USBCDC and each of their counsel.

4.5 Financial Statements. Lender shall have received and approved copies of current financial statements and other financial information with respect to Borrower and Guarantor, as requested by Lender.

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4.6 Consents. Lender shall have received all necessary consents and approvals required by, and any applicable modifications to, the Senior Loan Documents, the Subordinate Loan Documents, the Store Capital Lease, the Construction and Engineering Contracts, and the Purchase Agreements authorizing the applicable transactions contemplated by the Loan Documents in form and content acceptable to Lender.

4.7 Survey. Lender shall have received and approved the Survey.

4.8 Environmental Report. Lender shall have received and approved the Environmental Report. The Environmental Report shall, at a minimum, (a) disclose any existing or potential Hazardous Materials contamination at the Property and physical conditions that may result in such contamination; (b) include the results of all sampling or monitoring to confirm the extent of existing or potential Hazardous Materials contamination at the Project, including the results of leak detection tests for each underground storage tank located at the Property, if any; (c) describe response actions appropriate to remedy any existing or potential Hazardous Materials contamination, and report the estimated cost of any such appropriate response; (d) confirm that any prior removal of Hazardous Materials from the Property was completed in accordance with applicable Environmental Laws; and (e) confirm whether or not the Property is located in a wetlands district.

4.9 Expenditures. Lender shall have received documentation satisfactory to Lender and Counsel regarding prior expenditures in the aggregate amount of $7,146,667.21 for Qualified Reimbursements and the Reimbursement Certification and Compliance Agreement. All prior expenditures are costs incurred by Borrower for the Project.

4.10 Insurance Policies. Lender shall have received and approved certified copies of all insurance policies (or certificates), along with all required endorsements and certificates thereto, as required by this Agreement and the Loan Documents. With respect to insurance coverage required pursuant to Section 6.6, Borrower shall cause its insurer to identify the following entities as “additional insureds”: Lender, AMCREF Allocatee, Investment Fund, USBNA, USBCDC.

4.11 Governmental and Other Approvals. Lender shall have received copies of all authorizations and Permits currently required by the appropriate Governmental Authority or any other Person to enter into the transactions contemplated herein.

4.12 Compliance. Neither Borrower nor Lender shall have received any notice that claims or asserts that there has been a failure to comply with or a breach of any of the approvals or authorizations required hereunder in any material respect.

4.13 No Default. There shall be no default or event of default (however defined) under any of the Loan Documents, the Permits or any Material Contract.

4.14 Useful Life of Equipment. Evidence satisfactory to the Lender that the useful life of the Equipment (and replacements thereof) exceeds the Note Maturity Date for the Loans. To the extent the useful life of the Equipment is less than the term of the Loans, Borrower shall maintain adequate equipment replacement reserves to allow Borrower to continuously operate the Business and Borrower shall undertake all maintenance, repairs or replacements of Equipment necessary during the term of the Loans.

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4.15 Material Contracts. Lender shall have received a copy of all other Material Contracts.

4.16 Receipt of Accountant Certification. Lender shall have received compiled Financial Projections, including, without limitation, evidence satisfactory to Lender that there are sufficient sources of funds (loan, equity or otherwise) committed on the Closing Date to pay the Costs set forth on the Financial Projections, and a compilation report from the Accountants certifying that the Financial Projections for the operation of the Property accurately reflect the anticipated tax consequences to Borrower and Lender.

4.17 Investment Fund QEI. Investment Fund II has made multiple equity investments in Lender in the aggregate amount of $12,000,000, each of which is intended to qualify as a Qualified Equity Investment.

4.18 Taxes. All taxes owing by Borrower must be current as of the date hereof.

4.19 Construction and Engineering Contracts. Lender shall have received all Construction and Engineering Contracts entered into as of the date hereof.

4.20 Equipment. Lender shall have received and approved a list of all Equipment having a value equal to or greater than $100,000. Such list is attached hereto as Exhibit E-1. As of the Closing Date, Borrower does not lease or intend to lease any Equipment. Borrower will own all of the Equipment.

4.21 Acquisition Document. Lender has received the Acquisition Document.

4.22 Appraisal. Lender shall have received and approved an appraisal of the Property and the Improvements (and certain equipment existing at the Property as of April 6, 2018) satisfactory to Lender.

4.23 Title. The title company shall have issued a title report evidencing Borrower’s leasehold interest in the Property, free and clear of all defects and encumbrances, except such as the Lender and Counsel shall approve, and Lender shall have received a copy thereof.

4.24 Community Benefits Agreements. Lender shall have received an executed community benefits agreement (the “Community Benefits Agreement”).

4.25 Betters Rates and Terms Letter. Lender shall have received an executed better rates and terms letter.

4.26 Agreed Upon Procedures. Lender shall have received the Agreed Upon Procedures in a form acceptable to Lender, State CDEs, USBCDC and USBNA.

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4.27 Releases. If applicable, duly executed payoff letters and lien releases or other evidence satisfactory to Lender from lenders under any existing loans to Borrower or credit facilities secured by or related to the Collateral.

4.28 Other Requirements. Lender shall have received such additional documents, data or information with respect to the Borrower, the Property, the Improvements and Collateral as Lender may reasonably request.

ARTICLE 5
Advances

5.1 Initial Advance and Withdrawal. Subject to Article 4, the Advance of the entire principal amount of the Loans will be made by Lender in the aggregate amount of all Notes issued to Lender on the date hereof from Lender’s account to the Disbursement Account. On the date hereof, Borrower shall use a portion of the funds in the Disbursement Account in the amount and for the purposes set forth in Section 2.2(i)-(iv).

5.2 Conditions Precedent to Subsequent Withdrawals.

(a) After the date hereof, any withdrawals of funds from the Disbursement Account (a “Disbursement”) shall require the prior written approval of the Lender. Lender shall approve a Disbursement after the date hereof only upon satisfaction of the following additional conditions precedent:

(i) Borrower’s representations and warranties herein shall be and remain true and correct in all material respects;

(ii) No Default or Event of Default shall have occurred and be continuing under this Agreement or under any other Loan Document;

(iii) Borrower shall deliver to Lender a written disbursement request (a “Disbursement Request”) in the form provided as Exhibit F attached hereto, together with copies of all purchase agreements, installation contracts, purchase orders, invoices, receipts, bills, lien waivers and other such documentation reasonably requested by Lender and necessary to support the amounts stated in the Disbursement Request. Upon approval of a Disbursement Request, Lender shall release the requested funds from the Disbursement Account to Borrower;

(iv) Borrower shall provide Lender with a description of any Acquired Equipment being purchased or reimbursed with the Disbursement along with serial numbers or, if no serial number is available, other identifying information, for any Acquired Equipment having a value of $100,000 or more and take such other action reasonably requested by any Lender with respect to Acquired Equipment, and related construction, including, without limitation, any instruments or action necessary to attach or perfect Lender’s security interests in the Acquired Equipment; and

(v) Borrower shall provide Lender with a copy of any monthly construction progress reports delivered to Borrower since the date of the last Disbursement and any change orders to the Construction and Engineering Contracts executed after the date of the last Disbursement, if any.

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5.3 Application of Funds. Upon the occurrence of an Event of Default, Lender, in its sole discretion, may advance such amounts to satisfy any of Borrower’s obligations hereunder, and all amounts so advanced by Lender and applied shall be part of the Loans made by Lender and shall be secured by this Agreement.

5.4 Final Disbursement Certificate. Not more than thirty (30) days after all of the proceeds of the Loans have been withdrawn by the Borrower from the Disbursement Account, Borrower shall deliver to Lender and USBCDC a certificate in the form provided as Exhibit G.

5.5 Account Statements. Not later than five (5) days after the end of each calendar month, for all months after the date hereof up to and including the monthly statement showing no balance remaining in the Disbursement Account, Borrower shall provide, or cause to be provided, to Lender bank statements for the Disbursement Account.

5.6 Investor Requirements.

(a) On the first (1st) day of each calendar quarter, until all funds in the Disbursement Account have been spent, Borrower shall submit to USBCDC and Lender a Disbursement Compliance Certificate in the form of Exhibit J attached hereto, executed by Borrower.

(b) Notwithstanding anything to the contrary in this Agreement, no disbursement, shall be made in the event that USBCDC provides notice to Borrower and Lender that is has not received and/or approved (i) the compliance certificates submitted pursuant to Section 5.6(a) and (b) above, or (ii) if requested, the Request for Disbursement and supporting documentation required pursuant to Section 5.2; provided, however that USBCDC shall have ten (10) Business Days to review the documentation submitted in response to USBCDC’s notice and notify Borrower and Lender of its determination regarding the adequacy of such documentation. If USBCDC fails to notify Borrower and Lender of its approval of the documentation or request additional and/or revised documentation, such failure shall be deemed to be an approval of the documentation and disbursements, shall be resumed in accordance with this Agreement.

ARTICLE 6
Additional Covenants of Borrower

Borrower (in addition to and not in derogation of its covenants contained in any of the other Loan Documents) covenants and agrees, from the date hereof and for so long as any Loan or any portion thereof is outstanding or Borrower has the right to receive any Advance under this Agreement (whether or not the conditions to receiving any Advance have been or can be fulfilled), as follows:

6.1 Use of Loan Proceeds. Borrower shall use all proceeds of the Loans solely as set forth in Sections 2.2 and 6.22.

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6.2 Prohibition of Assignment. Except for the Permitted Liens, Borrower will not convey, sell, transfer, mortgage, assign, grant a security interest in or lien upon or further encumber any Collateral or permit any Change of Control of Borrower without the prior written consent of Lender; provided, however, that a Change in Control of the Borrower shall be approved by Lender if (A) Lender and USBCDC have received and approved a legal opinion satisfactory to them confirming that (i) there has been no modification or reissuance of the QLICIs funded with the Loans, (ii) the Borrower will continue to qualify as a QALICB, (iii) the Loans will continue to qualify as QLICIs, (iv) any other legal opinions relating to the NMTC Requirements as the Lender, State CDEs and USBCDC may reasonably request, and (v) USBCDC and USBNA each receive reaffirmations and ratifications of the NMTC Guaranty or each of USBCDC and USBNA receives an Unconditional Guaranty of New Markets Tax Credits, Put Price and Environmental Indemnity on substantially the same terms as the NMTC Guaranty from guarantors approved by USBCDC and USBNA, all in USBCDC and USBNA’s sole discretion; (B) Borrower has deposited additional funds in a Lender-controlled deposit account pledged solely to Lender as security for the Loans in an amount equal to all remaining interest to be due through the end of the NMTC recapture Period plus the AMCREF Exit Fees; and (C) Borrower has paid all due and owning fees, reimbursements and indemnities owed to Lender, the State CDEs, USBNA or USBCDC. Borrower shall notify Lender promptly in writing of any (i) proposed Change in Control of Borrower, or (ii) enforcement of any Permitted Lien or other encumbrance by any party other than Lender on the Collateral or the Property or Improvements.

Nothing contained herein or in any other Loan Document shall prevent any Change of Control of the Guarantor.

6.3 Comply with Requirements. Borrower will comply with any requirement of any Governmental Authority relating to the Property, Improvements, Collateral and the operation of the Business, except where a failure to so comply does not result in and could not reasonably be expected to result in a Material Adverse Effect.

6.4 Inspection. Upon reasonable advance notice and during normal business hours, Borrower will permit Lender and its agents and employees to enter upon the Property to inspect the Facility, and the operation thereof.

6.5 Costs and Expenses; Indemnification by Borrower. Borrower shall pay, or cause to be paid, on demand all reasonable costs and expenses actually incurred in connection with the preparation, negotiation, execution, delivery, filing, recording, administration (including amendments and modifications) and enforcement of the Loan Documents. In addition, but not as a limitation, Borrower will pay:

(a) all taxes and recording expenses, including all intangible, registration and stamp taxes, if any;

(b) if any, title insurance premiums, appraiser fees, and environmental audit fees;

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(c) reasonable fees, if any, due to brokers in connection with the Property or this Agreement (other than any broker hired by or contracted for by Lender);

(d) all reasonable attorneys’ fees, including, without limitation, Borrower’s, Lender’s, State CDEs’, USBNA’s and USBCDC’s counsel’s fees and expenses for services performed and sums advanced in connection with the transactions contemplated by this Agreement, plus reimbursement of all out of pocket expenses actually incurred in connection therewith;

(e) all reasonable fees incurred in connection with the delivery of the legal opinions;

(f) all reasonable fees of Lender incurred in connection with the Business, the Collateral or the Loans;

(g) all reasonable fees of Accountants in connection with preparation of the Financial Projections, Agreed Upon Procedures and any future financial projections required by Lender in connection with the Loans;

(h) any state or local taxes or other charges in the nature of corporate excise or franchise taxes and administrative filing fees imposed on the Lender as a result of the Loans or Lender’s interest in the Collateral;

(i) for the avoidance of doubt, all fees related to enforcement of the Loan Documents, including, without limitation, reasonable and documented attorneys’ fees, expenditures which may be paid or incurred by or on behalf of Lender, transfer taxes, and any other costs and expenses incurred or paid in connection with any transfer or setoff of the Collateral, and all such expenditures shall be immediately due and payable and bear interest at the highest applicable Interest Rate, but in no event shall the interest rate be higher than the usury limit, and shall be secured by the Collateral;

(j) the AMCREF Annual Reimbursements and Fees, the fees and expenses described in the Consortium Fee Agreement, the fees and expenses described in the Brownfield Fee Agreement, and all other fees payable to the Lender in accordance with Section 6.25 of this Agreement; and

(k) all costs and fees incurred in connection with any lawsuit or other proceeding against Lender and/or Investment Fund in connection with the Loans, QEIs, and/or the Project, unless caused solely by the gross negligence or willful misconduct of the party seeking reimbursement; (ii) costs incurred in the enforcement and collection of the Loans, including any protective advances in connection therewith and/or the sale, acquisition, operation, and disposition of any collateral for any such loans and investments, (iii) costs and expenses incurred in connection with the reinvestment of amounts pursuant to New Markets Tax Credits or KY NMTC laws, regulations and requirements; (iv)  the cost of any monitoring/compliance fee assessed by the CDFI Fund; (v) any tax liabilities that may be imposed directly on Lender (other than income tax on interest paid on the Loans or fees payable to the Lender); and (vi) costs involved in any challenge or audit of any tax returns of Lender or its members or other Affiliates arising out of an actual or alleged failure of Borrower to (x) qualify as a QALICB, (y) cause the Loans to be a QLICI (including, without limitation, any prepayment of any Loan, whether voluntary or involuntary through an exercise of Lender’s remedies under the Loan Documents), or (z) comply with New Markets Tax Credits or KY NMTC laws, regulations and requirements.

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Borrower shall also pay, at the direction of the Lender, the auditing, tax and accounting fees, annual management fees, all out-of-pocket expenses and other operating expenses incurred with respect to the Loan by Lender, the State CDEs, USBNA, USBCDC and the Investment Fund during the term of this Agreement.

Borrower hereby agrees to indemnify Lender, the Investment Fund, USBNA, USBCDC, the AMCREF Allocatee and each of their managers, members, representatives and agents (each, an “Indemnified Party”) and save them harmless from and against any and all claims, actions, damages, costs, liabilities, losses and expenses, including without limitation reasonable attorneys’ fees (collectively, “Damages”), suffered or incurred by any Indemnified Party in connection with the Loans, the Loan Documents, the QEIs, the Collateral, the Property, the Project, the Equipment, the Improvements, the Business, Borrower, Guarantor, or any affiliate of Borrower or Guarantor or occasioned wholly or in part by any act or omission of Borrower, Guarantor or their officers, directors, partners, managers, members, agents, contractors, employees or Tenants (collectively, “Borrower Parties”), except that Borrower shall not be obligated to indemnify an Indemnified Party for such Damages that have been found by final judgement of a court of competent jurisdiction to be arising from such Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, in case any Indemnified Party shall, without fault on its part, be made a party to any litigation commenced by or against Borrower, then Borrower shall protect and hold such Indemnified party harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by such Indemnified Party in connection with such litigation. The obligations of Borrower under this paragraph of Section 6.5 shall survive the making and repayment of the Loans and the termination of this Agreement.

6.6 Insurance.

(a) Throughout the term of this Agreement, Borrower shall maintain such insurance as described in and comply with Exhibit C attached hereto. All insurance coverages required by this Agreement shall be satisfactory in all respects to Lender. Borrower shall not permit any activity to occur or condition to exist on or with respect to the Property that would wholly or partially invalidate any of the insurance thereon. The insurance proceeds of the policies required by this Section 6.6(a) shall be payable in accordance with the terms of this Agreement.

(b) If Borrower fails to maintain any insurance required hereunder or under the other Loan Documents or fails to provide evidence of such insurance as required hereunder or under the other Loan Documents, Lender may, but shall not be obligated to, purchase such required insurance at Borrower’s expense and without advance written notice to protect its interests in the Property. Unless Lender otherwise agrees in writing, Borrower shall pay to Lender the full costs of such insurance, together with the accrued interest thereon and the other charges in connection therewith, within thirty (30) calendar days after receipt of notice.

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6.7 Governmental Requirements. Borrower will comply with all Environmental Laws and all land use, building, subdivision, zoning, pollution, sales practices laws, regulations and similar laws, rules, ordinances and regulations promulgated by any Governmental Authority and applicable to the Property, the Business, Improvements, Collateral and the operation thereof, except to the extent such noncompliance could not reasonably be expected to have a Material Adverse Effect. In addition, Borrower shall comply with the provisions of all state and local zoning laws, building codes, health and safety codes and all other applicable material governmental and contractual obligations and will provide Lender with a copy of all building permits, licenses and other governmental permits received, or proof of the immediate availability of same, as and when required to authorize the construction of any improvements to the Property or use of the Equipment or otherwise in connection with the operation of the Business and the Facility.

6.8 Additional Documents and Information. Borrower shall maintain its books and records on an accrual basis in accordance with GAAP, and retained for such period required by law or if longer, such period recommended by the Accountants. Borrower shall provide the following reports to Lender and, upon request by the Investment Fund, to the Investment Fund, and upon request by USBCDC, to USBCDC, at Borrower’s expense:

(a) any reports, certificates and information reasonably required by Lender to maintain compliance with New Markets Tax Credit and KY NMTC requirements;

(b) upon the occurrence of any natural disaster and/or incident and/or widespread property damage or environmental threat or contamination that has or could reasonably be expected to have a Material Adverse Effect, a report of the extent of the damage to the Property, Improvements or Collateral, and the effect such damage might have on the operations of the Business;

(c) upon Borrower learning of any violation of any health, safety, building code, or other statute or regulation by Borrower which violation has or could reasonably be expected to have a Material Adverse Effect, a detailed statement describing such matters along with any written notices thereof received by Borrower from any federal, state, or local Governmental Authority;

(d) within one hundred twenty (120) days following the end of each fiscal year, annual consolidated financial statements of Guarantor, which statements shall be audited by a Certified Public Accountant acceptable to Lender (it being understood that Guarantor’s current independent auditors, Thomas Howell Ferguson, P.A., are acceptable), and shall include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows, and a consolidated statement of stockholders’ equity, as well as a balance sheet and statement of operations that presents the financial position and results of operations of the Borrower and Guarantor on a standalone basis, each certified by an officer of Borrower or Guarantor, as applicable;

(e) within ninety (90) days following the end of each fiscal year, unaudited financial statements of Borrower and Guarantor, which statements may be prepared internally;

(f) within one hundred twenty (120) days following the end of each fiscal year, a report on the equipment owned by Borrower, specifically including whether any Equipment has been purchased, decommissioned or sold since the last report, and including serial numbers or other identifying information for all Equipment having a value of $100,000 or more.

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(g) within thirty (30) days of filing, final filed copies of federal and state tax returns of Borrower and Guarantor, including all extensions and supporting schedules for each taxable year;

(h) within ten (10) days of payment of any income taxes paid by Borrower or Guarantor or any property taxes imposed on the Property or Borrower’s interest therein, Borrower shall provide Lender evidence of payment satisfactory to Lender;

(i) all reports and financial information required under the Guaranty;

(j) by May 1 and November 1 of each year, the semi-annual compliance certificate attached hereto as Exhibit D as required in accordance with Section 6.24(gg) of this Agreement;

(k) not later than forty-five (45) days after the end of each calendar quarter, company prepared financial statements for Borrower and Guarantor, including a respective balance sheet, profit and loss statements, a statement of operations, a statement of cash flows and a statement of change in financial position of Borrower or Guarantor, as applicable, certified by Borrower or Guarantor, as applicable;

(l) within thirty (30) days of the date hereof, an executed copy of the NMTC Compliance Memorandum;

(m) Within twelve (12) months of the date hereof, Borrower will cooperate and provide all requested documentation and information for purposes of the delivery of a third party impact report to Lender assessing the employment, environmental, community and economic impacts generated as a result of the Loans;

(n) on or before December 1st of each year, initial and on-going information about the Borrower’s natural disaster plans and procedures, including an annual disaster response certification memorandum;

(o) On or before May 1st of each year, an annual report with the information listed on the “QALICB Annual Reporting Form,” a copy of which is attached as Exhibit B to the Community Benefits Agreement and any other information required by the Community Benefits Agreement;

(p) within thirty (30) days of a written request (which written request period shall be waived after an Event of Default) from Lender, Borrower shall provide to Lender such other information reasonably relating to the condition or operations, financial or otherwise, of Borrower or Guarantor as Lender may from time to time request; and

(q) on the earlier of the date that is thirty (30) Business Days of Lender’s request or the date that the Guarantor board of directors has set for production of the next annual operating budget, the operating budget for the next fiscal year, including a projected balance sheet and an income statement, provided that if the operating budget cannot be provided within 30 days of Lender’s request therefore, Borrower will provide a forecast of such operating budget to Lender, with the final operating budget to follow.

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Time is of the essence respecting the requirements set forth in this Agreement, including but not limited to this Section 6.8. In addition to and not in limitation of the Lender’s remedies under this Agreement, and regardless of whether an Event of Default has occurred or been declared by Lender, (i) if the Borrower shall fail to provide any or all of the documents, financial statements, reports, or any other information or materials required pursuant to this Agreement, each in substantially completed form, to the Lender within the required time set forth in this Agreement or any other Loan Documents, which failure continues for ten (10) days after receipt of written request from Lender, the Borrower shall pay to Lender, the amount of One Hundred Dollars ($100) per day as liquidated damages until all of the requested documents or information are delivered to the Lender, and (ii) if Borrower shall fail to pay the amounts required to be paid to Lender pursuant to Section 6.25 as and when due, then the Borrower shall pay to Lender the amount of One Hundred Dollars ($100) per day as liquidated damages until the payment required by Section 6.25 has been paid in full.

6.9 Leases, Licenses and Sale of Property. Without the prior written consent of Lender, not to be unreasonably withheld, Borrower shall not enter into any sale, lease, sublease or license with respect to the Borrower’s interest in the Property, Improvements or the Collateral and will not permit any affiliate of Borrower to enter into any lease, sublease or license of the Property or Improvements in any manner that could cause the Borrower to lose its right to operate the Facility for the Business at the Property; (ii) cancel, terminate, abridge or otherwise modify the terms of any Lease, or accept a surrender thereof, waive the obligation of lessor or lessees thereunder to perform any obligation under such Leases, or fail to enforce any rights as lessor under any Lease, including but not limited to terminating any Lease upon a default thereunder, (iii) consent to any assignment of, or subletting of, all or any portion of the premises demised under any Lease, or (iv) cancel, terminate, abridge, release or otherwise modify any guaranty of any Lease or the terms thereof. Borrower shall provide the Lender with a copy of any proposed purchase and sale agreement for Lender’s review and approval no less than forty-five (45) calendar days prior to the anticipated execution thereof. Any sale, transfer or other disposition of the interests of Borrower or its affiliates in the Property, Improvements or Collateral or any portion thereof in violation of this Agreement shall be prohibited and shall be null and void without Lender’s prior written consent which may be granted or withheld at Lender’s sole discretion. Each commercial lease and sublease entered into after the date hereof with respect to the Property leased by the Borrower shall provide that any violation of the NMTC use restrictions in Section 45D of the Code and the Treasury Regulation promulgated thereunder or the KY NMTC Act (collectively, “NMTC Use Restrictions”), including, without limitation, any lease and sublease entered into after the date hereof with respect to such Property shall provide that engagement by any Tenant in any trade or business other than a Tenant Qualified Business shall be a material default giving rise to an immediate right of termination of the lease or sublease to the extent permitted by applicable law subject to the minimum notice requirements of applicable law. It shall not be deemed unreasonable for the Lender to withhold its consent under this Section 6.9 in the event the proposed sale, lease, sublease or license would result in the violation of the NMTC Requirements or result in a NMTC Recapture Event.

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6.10 Financial Restrictions on Borrower. So long as no Event of Default has occurred and is continuing, Borrower shall not make any distributions of capital, income or other assets to the extent such distributions would leave Borrower unable to maintain adequate capitalization, cash flow and reserves, including, without limitation, cash flow available for debt service of the Loans and working capital reserves, for the Business. Upon the occurrence and during the continuance of an Event of Default, Borrower shall not, without Lender’s prior written approval, (a) make any distributions of capital, income or other assets to, or pay any loans payable to any Affiliate of Borrower, or to any officer, director, or member of Borrower or to any family member of them; (b) declare or make any distributions of capital or make any loans or gifts; (c) liquidate, terminate or voluntarily dissolve; or (d) invest in an Affiliate. Notwithstanding anything contained herein to the contrary, Borrower shall not use the proceeds of the Loan to make distributions to shareholders. Notwithstanding the foregoing provisions of this Section 6.1, in the event, property, cash or assets of the Borrower is required to be transferred on an intercompany basis among certain subsidiaries of or to Danimer Holdings to facilitate any payment or distribution under, or pursuant to, Article 10 of this Agreement, such transfer, distribution or payment shall be permitted.

6.11 Encroachments. Borrower shall not cause or permit any Improvements to be constructed on the Property which would, to the best of Borrower’s current, actual knowledge after due diligence and inquiry, cause an encroachment upon any easements, rights-of-way or adjoining properties. All Improvements currently existing on the Property are wholly within any building restriction lines, however established.

6.12 Collateral Liens and Encumbrances. The Collateral is and will be free and clear of all security interests and encumbrances, other than Permitted Liens. Borrower will replace obsolete Equipment with new or additional equipment to be located and used in operation of the Facility. Updated lists of Equipment, including new Acquired Equipment or replacements for any Equipment, if any, shall be provided to the Lender with the quarterly financial statements delivered pursuant to Section 6.8(k). In connection with this Section 6.12, Borrower agrees to keep the Equipment in good working order, repaired and/or replaced as necessary. Borrower anticipates that it will have sufficient funds available to Borrower during the term of the Loans for the purpose of maintaining and replacing Equipment as needed for the operation of the Business. The Borrower’s does not and will not use the Property directly or indirectly be used for the development, formulation, manufacture, supply, distribution or sale of omega-3 and/or omega-6 polyunsaturated fatty acids outside of the non-human animal health and/or non-human animal feed market and/or bio-fuels market.

6.13 Certificates. Borrower shall furnish to Lender, if required by any Governmental Authority, (a) a copy of the original certificate of occupancy issued by the Governmental Authority having jurisdiction over the Property and all other necessary consents and approvals of any governmental boards, bureaus or departments having jurisdiction over the Property; (b) all necessary certificates and approvals of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Property is situated; (c) all required licenses and agreements in respect of any easements extending beyond the boundary lines of the Property; and (d) all licenses, Permits and other approvals by any Governmental Authority necessary for the Borrower’s operating of the Business and the Equipment.

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6.14 Use. The anticipated use to which the Property will be put will comply with all requirements of Governmental Authorities and any restrictive covenants to which the Property may be subject except for immaterial non-compliance which could not reasonably be expected to have a Material Adverse Effect. The Property will be used for the operation of the Business.

6.15 Conduct of Business.

(a) Borrower shall maintain in full force and effect (i) its organizational existence, and (ii) all licenses, bonds, franchises, leases, Intellectual Property, contracts and other rights necessary to the conduct of the Business, including, without limitation, all notices, permits or licenses, if any, filed or obtained with regard to compliance with Environmental Laws.

(b) Borrower will install and maintain equipment as required to operate the Business. Borrower shall use commercially reasonable efforts to market and sell its products.

6.16 Environmental Matters and Indemnity. Borrower shall comply, and shall use commercially reasonable efforts to cause any permitted lessees and other operators of the Property, Improvements or Collateral to comply, with all Environmental Laws. Borrower shall remediate the Property in accordance with the recommendations, if any, set forth in the Environmental Report. Without limiting and in addition to the indemnities provided pursuant to Sections 6.5 and 6.35, the Borrower will defend, indemnify and hold Lender, USBCDC and their members, directors, officers, agents and employees harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorneys’ fees and fees of expert witnesses) arising from or in connection with (i) the presence in, on or under or the removal from the Property of any Hazardous Substances or solid wastes, or any releases or discharges of any Hazardous Substances or solid wastes on, under or from such property, (ii) any activity carried on or undertaken on or off the Property, whether prior to or during the term of this Agreement, and whether by the Borrower or any predecessor in title or any officers, employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on the Property, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances or solid wastes at any time located or present on or under the Property, or (iii) any violation of any Environmental Law, or breach of any environmental representation, warranty or covenant under the terms of this Agreement. The foregoing indemnity shall further apply to any residual contamination on or under the Property, or affecting any natural resources, and to any contamination of the Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances or solid wastes, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances; provided, however, that such indemnity shall not apply to any releases that occur following the date on which the Property is transferred, other than to an Affiliate of the Borrower, as a result of the actions of any person other than the Borrower. The terms “hazardous substance” and “release” as used in this Section shall have the meanings specified in the CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in the RCRA; provided, in the event that the laws of the State of Kentucky establish a meaning for “hazardous substance,” “release” “solid waste” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. Lender’s receipt and review of the Environmental Report shall in no way limit, reduce or modify in any manner Borrower’s obligations and liabilities pursuant to this Section 6.16 and Borrower shall remain fully liable under this Section 6.16 regardless of any findings or suggestions in such report. The provisions of this Section shall survive the final payment of all Indebtedness owed to Lender and the termination of this Agreement and shall continue thereafter in full force and effect.

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6.17 Environmental and other Legal Notices. If Borrower shall receive any of the following:

(a) notice from any Governmental Authority that any violation of any Law or Environmental Law may have been committed or is about to be committed by Borrower or otherwise affecting the Property,

(b) notice that any administrative or judicial complaint or order (i) has been filed or (ii) is about to be filed against Borrower or the Property alleging violations of any Environmental Law or requiring Borrower to take any action in connection with the release or threatened release of any hazardous substances or solid wastes into the environment, or

(c) notice from any Governmental Authority or private party alleging that Borrower may be liable or responsible for costs associated with a response to or cleanup of a release or threatened release of Hazardous Materials or solid wastes into the environment or any damages caused thereby, including, without limitation, any notice that Borrower is a “potentially responsible party,” as defined by CERCLA, then Borrower shall provide Lender with a copy of such notice within five (5) Business Days of Borrower’s receipt thereof.

6.18 Litigation. Borrower shall promptly advise Lender, in writing, of any action, suit or proceeding brought against it if such action, suit or proceeding seeks damages, penalties, fines, costs or expenses in excess of $50,000.

6.19 Other Indebtedness. Without the prior written consent of Lender and USBCDC in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not:  (i) guarantee or become obligated to pay the obligations of any other Person, whether directly or indirectly, other than the Subordinate Loan, (ii) create, refinance, incur, assume or suffer to exist any Indebtedness, or in any manner become liable directly or indirectly with respect to any Indebtedness; provided however, Borrower shall be permitted to incur the following Indebtedness:

(a) the Senior Loans, the Subordinate Loans, and the Loans as well as the guarantees executed as of the date hereof in favor of USBCDC, USBNA, and/or the Lender in connection with the closing of the Loan,

(b) trade debt incurred in the ordinary course of business,

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(c) additional indebtedness in the aggregate maximum principal amount of $10,000,000 for working capital needs of the Business provided there is then no existing and continuing Event of Default hereunder;

(d) purchase money notes for automobiles and equipment leases provided there is then no existing and continuing Event of Default hereunder,

(e) any refinancing of the Senior Loans or Subordinate Loans by a Refinancing Lender, so long as:

(i) either (i) the payment terms of such refinancing are on the same terms or even less burdensome terms on Borrower than the terms of the Senior Loan and Subordinate Loan (which shall mean the refinance loan shall not be in a principal amount in excess of the loan it’s refinancing nor result in payments greater than those required under the loan that is then being refinanced) and Lender has received an intercreditor agreement on substantially the same terms as the Subordinate and Intercreditor Agreements, as applicable based upon the loan being refinanced, OR (ii) Borrower has satisfied the following requirements: (1) Lender received an intercreditor agreement with such lender that permits Lender and USBCDC to take actions necessary to cause Borrower to comply with all applicable NMTC Requirements without consent of any other party, (2) Borrower deposits additional funds into a Lender-controlled deposit account pledged solely to Lender as security for the Loans, in an amount equal to all remaining interest to be due through the NMTC Recapture Period plus the full amount of the AMCREF Exit Fee, (3) Borrower pays all fees, expenses and indemnities then owed to Lender, the State CDEs, USBNA or USBCDC, if any, and (4) Lender and USBCDC have each received and approved updated financial projections and a no significant modification opinion from Borrower’s legal counsel (acceptable to Lender and each of Lender’s members) that concludes such additional indebtedness will not impact the characterization of the Loans as debt, the Loans as QLICIs or the Borrower as a QALICB for federal and Kentucky state tax purposes;

(f) other Indebtedness only if:

either (i) such additional Indebtedness is not secured by the Collateral and is not senior in payment priority to the Loans, OR (ii) (1) Lender receives an intercreditor agreement with such lender that permits Lender and USBCDC to take actions necessary to cause Borrower to comply with all applicable NMTC Requirements without consent of any other party, (2) Borrower deposits additional funds into a Lender-controlled deposit account pledged solely to Lender as security for the Loans, in an amount equal to all remaining interest to be due through the NMTC Recapture Period plus the full amount of the AMCREF Exit Fee, (3) Borrower pays all fees, expenses and indemnities then owed to Lender, the State CDEs, USBNA or USBCDC, if any, (4) there is then no existing and continuing Event of Default hereunder and (5) Lender and USBCDC have each received and approved in advance updated financial projections and a no significant modification opinion from Borrower’s legal counsel (acceptable to Lender and each of Lender’s members) that concludes such additional indebtedness will not impact the characterization of the Loans as debt, the Loans as QLICIs or the Borrower as a QALICB for federal and Kentucky state tax purposes.

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Notwithstanding the foregoing, neither Borrower, Guarantor, nor any other entity will incur additional Indebtedness relative to the Facility or the Property that is incurred in connection with a transaction utilizing New Markets Tax Credits without the consent of Lender and USBCDC, in Lender’s and USBCDC’s sole and absolute discretion. Lender acknowledges that Borrower is attempting to identify up to an additional $10,000,000.00 of federal NMTC Allocation (the “Additional NMTC Allocation”) and agrees that if the Additional NMTC Allocation is identified Borrower shall be permitted to incur additional Indebtedness in connection with a transaction utilizing the Additional NMTC Allocation subject to the following requirements:  (i) Borrower provides each of Lender and USBCDC with prompt notice following the reservation of the Additional NMTC Allocation and/or execution of a term sheet or commitment letter relating to the Additional NMTC Allocation, (ii) the Additional NMTC Allocation shall not exceed $10,000,000.00 without the consent of Lender and USBCDC, each in its sole discretion; (iii) Lender shall have received and approved a But For Memorandum evidencing the Project continues to meet the but for test under NMTC Requirements, (iv) the loans made in connection with the Additional NMTC Allocation will be subordinate to the Loan with respect to payment and collateral; (v) all loan documents, including, without limitation, an intercreditor agreement among Lender and the lenders of the loans made in connection with the Additional NMTC Allocation and a community benefits agreement satisfactory to Lender, shall be subject to Lender’s and USBCDC’s review and approval prior to their execution; (vi) Lender, the State CDEs and USBCDC have each received and approved, in advance and after opportunity to review all final documents evidencing, securing or executed in connection with such Indebtedness, a no significant modification opinion from Borrower’s legal counsel (acceptable to Lender and each of Lender’s members) that concludes such additional indebtedness will not impact the characterization of the Loans as debt, the Loans as QLICIs or the Borrower as a QALICB for federal and Kentucky state tax purposes. Lender will not consent to any loans made to Borrower or any other entity in relation to the Facility in connection with the Additional NMTC Allocation unless Lender determines that it will be able to report the jobs and community impacts created by the Additional NMTC Allocation.

6.20 Inspection.

(a) Lender, or any Person designated by Lender, shall have the right, upon reasonable prior notice and during normal business hours, to call at Borrower’s place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) and coordinate a time, during reasonable business hours and without hindrance or delay by Borrower, that Lender may, (i) inspect, audit, check and make copies of and extracts from Borrower’s books, records, journals, orders, receipts, correspondence, notices, permits, licenses and other data relating to Borrower’s business or to any transactions between the parties hereto and whether such items or data are maintained in accordance with Borrower’s standard operating procedures pursuant to this Agreement; (ii) verify such matters concerning the Collateral, Business or the Loans as Lender may consider reasonable under the circumstances; and (iii) discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower. Borrower will deliver to Lender, within five (5) Business Days of request therefor, any instruments necessary to obtain records from any Person maintaining the same.

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(b) Lender may inspect, upon reasonable prior notice and during normal business hours, (i) the Collateral; and (ii) such other matters, documents and information as Lender deems necessary or desirable in connection with the Loans. Such inspection may not be relied upon by Borrower or any other Person and any action or inaction of Lender following such inspection shall not indicate, on behalf of Lender, any approval or disapproval of the Property or its operation.

(c) Borrower shall pay on demand or within twenty (20) calendar days thereafter all expenses reasonably incurred by Lender in acquiring information pursuant to this Section 6.20.

6.21 Bank Accounts. Borrower shall maintain accounts with USBNA at all times during the NMTC Recapture Period, including but not limited to the Disbursement Account (until fully depleted, at which time the account may be closed) and the Reserve Accounts.

6.22 Disbursement Account. Borrower shall use all funds in the Disbursement Account as follows: (a) as set forth in Sections 2.2(i)-(iii), (b) to purchase and install equipment to be operated in connection with the Business, and (c) to pay Costs in connection with Business; provided, however, that the proceeds of the Loans advanced from the Lender shall not be used to pay Costs of the development (including construction of new facilities or rehabilitation/enhancement of existing facilities), acquisition, management or leasing of real estate. All funds in the Disbursement Account must be spent by Borrower in accordance with this Section 6.22 within twelve (12) months of the date hereof. Disbursement Account withdrawals are subject to the requirements set forth in Section 5.2. Control of the Disbursement Account shall be as set forth in the Account Control Agreement (Disbursement Account).

6.23 Anti-Terrorism Laws. Borrower covenants and agrees with Lender as follows:

(a) Borrower shall not:

(i) conduct any business or engage in making or receiving any contribution of funds, goods, or services to or for the benefit of any Prohibited Person;

(ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law; or

(iii) authorize, engage in, or conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) Borrower agrees to deliver to Lender promptly (but in any event within ten (10) calendar days of Lender’s written request) any certification or other evidence requested from time to time by Lender in its reasonable discretion, confirming Borrower’s compliance with the foregoing covenants.

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6.24 New Markets Tax Credits Covenants. Borrower hereby covenants, agrees and certifies to Lender, the State CDEs and their members and, for opinion purposes only, Counsel, that during the term of the Loans the following shall be true and correct:

(a) at the written direction of Lender, Borrower shall prepare and submit, as appropriate, to the Secretary of the Treasury, the IRS or KY DOR (or any other Governmental Authority designated for such purpose), on a timely basis, any and all annual reports, information returns and other certifications and information required to avoid any NMTC Recapture Event or the imposition of penalties or interest on Lender, the State CDEs, their respective members or their respective members’ members for failure to comply with the requirements of the Code or any other applicable laws relating to the New Market Tax Credits or KY NMTCs;

(b) Borrower shall exercise good faith in all activities relating to the conduct of Business, including the operation and maintenance of the Property, Equipment and Improvements, and Borrower shall take no action which is not reasonably related to the achievement of the purpose of operating the Business and the Property, Equipment and Improvements in accordance with this Agreement;

(c) Borrower shall provide such information and sign such documents as are necessary for Lender the State CDEs, and their respective members to make timely, accurate and complete submissions of (i) federal and state income tax returns, (ii) reports to Governmental Authorities, and (iii) any other reports required to be delivered by Lender, the State CDEs, and their respective members;

(d) Borrower shall promptly provide Lender, the State CDEs and their respective members with notice of any written or oral notice of any (i) default or failure of compliance with respect to any other material financial, contractual or governmental obligation of Borrower; (ii) IRS or KY DOR proceeding regarding the Property or Borrower if the results of such proceeding could reasonably be expected to have a Material Adverse Effect; (iii) litigation or administrative proceeding against Borrower where the amount in controversy is in excess of $50,000 or any criminal action against Borrower, any Guarantor or any Affiliate of Borrower; or (iv) communication from any other lender, the Secretary of State of Delaware or Kentucky, the KY DOR, IRS, any Borrower Affiliate or any other Person which is not in the ordinary course of business and which indicates a potential Material Adverse Effect;

(e) Borrower is and shall be a corporation for federal income tax purposes;

(f) Borrower shall maintain its status as a QALICB and shall operate the Property and Improvements in a manner that satisfies, and shall continue to satisfy, all restrictions applicable to the Property and Improvements and projects generating New Markets Tax Credits and KY NMTCs;

(g) Borrower shall maintain the status of the Business as a Qualified Business and shall not engage in any business activity which is not a Qualified Business, including but not limited to, increasing the amount of revenues generated from the sale or license of the intangibles so that the revenue generated from such sales or licenses exceeds the revenue generated from any other revenue generating activity;

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(h) each Tenant under a lease or sublease with respect to the Property must constitute a Tenant Qualified Business;

(i) with respect to any Advance made pursuant to this Agreement, Borrower shall only apply the proceeds of such Advance to expenditures of the Business and Borrower shall expend such Advance in the Business on the Property within one (1) year of such Advance;

(j) with respect to any taxable year, at least fifty percent (50%) of the total gross income of the Business will be derived from the active conduct of a Qualified Business within the Census Tract;

(k) with respect to any taxable year, at least fifty percent (50%) of the use of Borrower’s tangible property (whether owned or leased) will be within the Census Tract (for purposes of this covenant, the percentage of tangible property owned or leased by Borrower during the taxable year in the Census Tract shall be determined based on a fraction (i) the numerator of which is the Average Value of the tangible property owned or leased by Borrower within the Census Tract during the taxable year, and (ii) the denominator of which is the Average Value of all of the tangible property owned or leased by Borrower and used by Borrower during the taxable year); provided, however, that for any taxable year in which Borrower has no employees, at least eighty-five percent (85%) of the use of the tangible property of Borrower (whether owned or leased) will be within the Census Tract. Borrower will provide Lender with a true, correct and complete list of tangible property owned or leased by Borrower and a description of where such property is used by Borrower. If any property is used by Borrower outside of a Low-Income Community, Borrower shall provide, the cost basis of all property owned by Borrower, the estimated value of any leased property and the basis of such estimate, and the business hours of usage of Borrower’s property within and without the Low-Income Community. Borrower shall retain records of the foregoing throughout the term of the Loans;

(l) with respect to any taxable year, less than five percent (5%) of the average of the aggregate unadjusted bases of the Borrower’s property will be attributable to Nonqualified Financial Property. Borrower will provide Lender a true, correct, and complete listing of any Nonqualified Financial Property owned by Borrower, including the unadjusted basis of such property. Borrower shall maintain records thereof throughout the term of the Loans. Notwithstanding any provision herein to the contrary including, without limitation, Section 6.10, Borrower covenants and agrees to take any action necessary (including making distributions to its partners) to ensure that with relation to any taxable year less than 5% of the average unadjusted basis of its property will be attributable to Nonqualified Financial Property;

(m) with respect to any taxable year in which Borrower has one or more employees, at least forty percent (40%) of the services performed by Borrower’s employees will be within the Census Tract (for purposes of this covenant, this percentage is determined based on a fraction (i) the numerator of which is the total amount paid by Borrower for employee services performed in the Census Tract during the taxable year, and (ii) the denominator of which is the total amount paid by Borrower for employee services during the taxable year). Borrower will provide Lender a true, correct and complete list of its employees that includes a general description of services provided and the location where services were performed, and, if applicable, compensation paid for services rendered for the Borrower within and without the Low-Income Community. Borrower shall retain records of the foregoing throughout the term of the Loans;

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(n) with respect to any taxable year, less than five percent (5%) of the average of the aggregate unadjusted bases of Borrower’s property will be attributable to Collectibles. Borrower will provide Lender (upon request) a true, correct, and complete listing of any Collectibles owned by Borrower, including the unadjusted basis of such property. Borrower shall maintain records thereof throughout the term of the Loans;

(o) at no time shall the Property be used as, or converted into, Residential Rental Property;

(p) no portion of the Property has received or shall receive the benefit of Low-Income Housing Tax Credits, as described in Section 42 of the Code;

(q) Borrower shall not have, or use low-income housing tax credits, as described in Section 42 of the Code;

(r) Borrower shall not be a bank, credit union or other financial institution;

(s) Borrower shall not discontinue conducting the Business or change the nature of, or manner in which it conducts, the Business in any way that would cause to be untrue any of the representations, warranties or covenants set out in this Agreement;

(t) Borrower shall remain a corporation for federal income tax purposes, separate and distinct from any other entity and at no time during the NMTC Recapture Period shall Borrower be an entity disregarded as separate from any other entity for federal income tax purposes;

(u) Borrower shall treat the Loans as indebtedness for all purposes, and shall not take any positions contrary to such treatment;

(v) Borrower shall promptly supply Lender with any reports, records, statements, documents or other information reasonably requested by Lender and/or the State CDEs in connection with responding to any request by the CDFI Fund and the US Department of Treasury or the KY DOR, including any request pursuant to Section 6.3 or Section 6.5 of the Allocation Agreement (e.g., financial and activity reports, records, statements, documents and other information for purposes of ensuring compliance with this Section 6.24) as may be required to comply with the New Markets Tax Credit or KY NMTCs requirements, and shall promptly cooperate with Lender and/or the State CDEs to enable Lender and/or the State CDEs (as applicable) to comply with all of the requirements of the Allocation Agreement and any applicable requirements of the KY NMTC Act and the KY DOR. In connection therewith, Borrower shall maintain records of:

(i) if applicable, the activities and services performed by employees and the administration of their employment (including where their services are performed) that are sufficient to establish compliance with the requirements of this Section 6.24;

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(ii) the amount of total gross income, including the location or locations form which such gross income is derived, that are sufficient to establish compliance with the requirements of this Section 6.24;

(iii) the Average Values and locations of tangible personal property of Borrower that are sufficient to establish compliance with the requirements of this Section 6.24; and

(iv) the unadjusted bases of the property of Borrower generally and in particular, any Collectibles and any Nonqualified Financial Property it may own, that are sufficient to establish compliance with the requirements of this Section 6.24;

(w) Borrower shall provide such information, reports and statements reasonably requested by Lender or any State CDE for purposes of Lender’s or such State CDE’s reporting requirements pursuant to the Allocation Agreement or KY NMTC Act, as applicable, to monitor compliance with Section 45D of the Code or the KY NMTC Act, and to measure the community benefit of the Loans;

(x) Borrower shall provide such information and sign such documents as are necessary for Lender, the State CDEs and the Investment Fund to make timely, accurate and complete submissions of (i) federal and state income tax returns, (ii) reports to Governmental Authorities, and (iii) any other reports required to be delivered to Lender and the Investment Fund or their members;

(y) Borrower shall generate revenues in the Business from the Property within three (3) years after the date hereof;

(z) Borrower shall not take any action, or fail to take such action, which would result in USBNA, USBCDC, the Investment Fund, Lender, and State CDEs or any of their Affiliates having NMTC Control of Borrower;

(aa) Borrower shall collaborate with Lender with respect to the response to be made to any 90-day notice of noncompliance and ability to cure the provisions of this Section 6.24 provided by the CDFI Fund to a Lender pursuant to Section 8.6 of the Allocation Agreement;

(bb) Borrower shall cooperate with Lender, the State CDEs, and their respective members, and their respective members’ members in seeking any waiver or extension sought by Lender and its respective members with respect to a NMTC Recapture Event (regardless of whether or not Borrower has violated any covenants provided herein or failed to act or not act as directed by a Lender or its respective members), pursuant to Section 1.45D-1(e)(5) of the Treasury Regulations and Rev. Proc. 2005-1, 2005-1 I.R.B. 1 or under the KY NMTC Act;

(cc) Borrower shall not, by its action or inaction, cause a NMTC Recapture Event and shall cooperate with Lender, their members, and their members’ members to the extent necessary to cure any such NMTC Recapture Event, as permitted by the NMTC Requirements;

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(dd) in the event that Lender receives a payment of, or for, capital, equity or principal which triggers the reinvestment requirements of Section 1.45D-1(d)(2) of the Treasury Regulations, Borrower shall cooperate to the extent required by Lender and its members;

(ee) Borrower shall be responsible for informing Lender, the State CDEs and their respective members of any failure by Borrower, whether through its actions or omissions, to comply with the duties and responsibilities set forth in this Section 6.24 of which Borrower has knowledge within ten (10) calendar days of the occurrence of such an event;

(ff) Borrower shall supply Lender and the State CDEs with such information as may be reasonably requested by Lender for inclusion in reports concerning the economic impact of New Markets Tax Credits or KY NMTCs, including, without limitation, information on the number of jobs created by the operation of the Property and associated payroll information.

(gg) Borrower shall provide Lender and the State CDEs with a semi-annual certification, in the form attached hereto and made a part of as Exhibit D, by May 1 and November 1 of each year to confirm compliance with the representations, warranties and covenants set forth in this Agreement and the Reimbursement Certification and Compliance Agreement, including in such certification the current percentages or ratios under the above paragraphs that are applicable to Borrower at such time;

(hh) Borrower shall maintain, or cause to be maintained, a complete and separate set of books and records for Borrower separate from the books and records of any other Person and in satisfaction of the requirements of Section 1.45D-1(d)(4)(iii) of the Treasury Regulations. Such books and records shall be maintained throughout the term of the Loans;

(ii) Borrower shall provide Lender with a summary report of the books and records of Borrower as required under this Agreement. Further, Borrower shall disclose such additional information to Lender as may be reasonably required to support such entries;

(jj) Borrower shall furnish the following financial information prepared in accordance with GAAP concerning Borrower and the Property:

(i) any reports and information reasonably required by Lender to maintain compliance with NMTC Requirements including those reports set forth in this Section 6.24; and

(ii) such other information and reports concerning the financial affairs of Borrower, the Business or the Property as required by Section 6.8 or as Lender may reasonably request.

(kk) Borrower shall maintain separate bank accounts, and shall not commingle the assets of Borrower with those of any Person. Borrower’s assets shall not be listed as assets on the books and records of any other Person, except to the extent that such assets are consolidated with another Person’s assets for financial reporting purposes, which shall not relieve Borrower of its obligation to maintain a complete set of books and records for Borrower. Borrower shall not possess or use assets of any other Person, and Borrower shall not permit any other Person to possess or use the assets of Borrower, unless in either case such assets are rented, leased, or otherwise provided for use on an arms-length basis pursuant to a lease or services agreement or similar agreement with such Person. Any services performed for or on behalf of Borrower by employees of any other Person shall be performed on an arms-length basis pursuant to a services agreement or similar agreement with such Person;

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(ll) At the written request of Lender from time to time (but not more frequently than semi-annually in the absence or the occurrence and continuance of an Event of Default), Borrower shall provide to Lender, within forty-five (45) days after receipt of such request, copies of the separate books and records required to be maintained for Borrower’s business pursuant to this Section 6.24, which shall be certified as complete and accurate by a financial officer of Borrower;

(mm) Borrower shall not engage in any business or acquire any assets other than in connection with Borrower’s Business;

(nn) Borrower will keep or cause to be kept a complete set of books and records, regular books of account and such other records and data as may be necessary to support the entries on Borrower’s books of account;

(oo) Borrower shall permit representatives of Lender to, upon reasonable prior notice and during normal business hours, have free access to and to inspect and copy all books, records and contracts of Borrower. Any such inspection by Lender and its representatives shall be for the sole benefit and protection of the Lender, and Lender shall not have any obligation to disclose the results thereof to Borrower or to any third party;

(pp) Borrower shall use all of the proceeds of the Loans in connection with the operation of the Property and the conduct of the Business as set forth in this Agreement;

(qq) neither Borrower nor any Person that could be deemed a “participant” or a “principal” thereof within the meaning of 29 CFR §§ 98.980 and 98.995, respectively, shall be debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency as such terms are defined in Executive Order 12549;

(rr) Borrower shall not discontinue conducting business, shall not materially change the nature of its business, and shall not materially change the manner in which its business activities are conducted, other than changes in the nature of its business or the manner in which it conducts its business that do not cause any of the Loans to cease to constitute a QLICI (as determined by Lender in their good faith judgment and based upon the advice of counsel) and which are otherwise permitted hereunder;

(ss) the sole business activity of Borrower is and will continue to be the Business and is not, and will not be, the development, management, sale or leasing of real estate. Without limiting the foregoing, Borrower will not derive fifteen percent (15%) or more of its annual revenue from the sale of real estate or from the rental of real estate to any business other than one that is controlled by, or under common control with Borrower, provided further that such business does not derive or project to derive 15% or more of its annual revenue from the rental or sale of real estate, and such business is the primary tenant of the real estate leased from the Borrower;

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(tt) the amount of reserves, receivables, assets and other items of working capital shown on the Financial Projections are and will continue to be reasonable based upon Borrower’s reasonably anticipated costs of operation; Borrower does not have outstanding, nor is it committed to make a loan with a term of eighteen (18) months to any Person; and Borrower does not have an ownership interest or an option to acquire an ownership interest of any kind in any Person; and

(uu) Borrower and its Affiliates shall make and collect all payments shown in any Operating Contracts (including, Leases) in accordance with Operating Contracts and as shown in the Financial Projections and shall not waive or fail to make any such payment without the prior written consent of Lender.

Without limiting any other rights or remedies of Lender, Borrower acknowledges and agrees that (i) the failure of any Loan to constitute a Qualified Low Income Community Investment, as well as the failure of Borrower to provide the certifications and other information that Lender may require in order to confirm and report that such Loan constitutes a Qualified Low-Income Community Investment, will have a material adverse effect on Lender, and (ii) accordingly, in the event that (A) any representation and warranty set forth in Section 3.17 shall not be true in any material respect or (B) any breach, violation, or failure to comply with any of the covenants set forth in this Section 6.24 shall occur, such breach, violation or failure to comply shall be material and shall constitute an Event of Default pursuant to Section 7.1(c) hereof. Further, in connection with the issuance of any opinion letter to be delivered by any Counsel, Borrower agrees that such Counsel may rely on the representations, warranties and covenants contained herein.

6.25 Annual Reimbursements, Fees and Reserves.

(a) Lender Interest Reserve and Tax and Audit Fees. Borrower shall deposit $119,000 on the date hereof in the AMCREF Reserve Account and amounts from such account shall be withdrawn solely in accordance with the Account Control Agreement (Fee Reserve Accounts). AMCREF Reserve Account funds shall be used only to pay to the Lender within thirty (30) days of receipt of an invoice from the Lender an annual reimbursement fee of $17,000.00 ($12,000 for federal and $5,000 for state) for each year payable to the Lender for audit, tax and state filing fees and other reasonable third-party costs incurred by the Lender, without proration for any partial years;

(b) Consortium and Brownfield Asset Management Fees and Accounting Fees. Borrower shall deposit (i) $70,000 on the date hereof in the Consortium Reserve Account and amounts from such account shall be withdrawn solely in accordance with the Account Control Agreement (Fee Reserve Accounts) and Consortium Fee Agreement, to pay an annual asset management fee and tax and audit reimbursement to the Consortium CDE of $10,000 for each year, not prorated for any partial year, and (ii) $70,000 on the date hereof in the Brownfield Reserve Account and amounts from such account shall be withdrawn solely in accordance with the Account Control Agreement (Fee Reserve Accounts) and Brownfield Fee Agreement, to pay an annual asset management fee and tax and audit reimbursement to the Brownfield CDE of $10,000 for each year, not prorated for any partial year;

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(c) Borrower’s payments to Lender and each of the State CDEs of audit and tax fees and asset management fees, if applicable, Fiscal Year 2019 will be paid at closing of the Loans pursuant to the Flow of Funds Memorandum; and

(d) if Borrower shall fail to pay the amounts required to be paid to the Lender pursuant to this Section 6.25 as and when due, then the Borrower shall pay to the Lender the liquidated damages as set forth in Section 6.8 until the amount outstanding has been paid in full.

6.26 Organizational Status; Authorizations.

(a) Borrower is, and will continue to be duly formed, validly existing and in good standing as a corporation under the laws of the State of Delaware with full power and authority to perform its obligations under the Loan Documents. Borrower is and will continue to be qualified to transact business in the Commonwealth of Kentucky.

(b) MHG is, and will continue to be duly formed, validly existing and in good standing as a corporation under the laws of the State of Georgia with full power and authority to perform its obligations under the Loan Documents.

(c) Danimer Holdings is, and will continue to be duly formed, validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full power and authority to perform its obligations under the Loan Documents. Danimer Holdings is not required to be qualified to transact business in the Commonwealth of Kentucky.

6.27 Equipment. All Equipment will be located and used at the Property in the operation of the Business, except for any Equipment in transit to the Property or, in transit to, or off-site at, any other location for repair, maintenance, replacements, or to effectuate a transfer permitted by this Agreement.

6.28 Compliance. The Borrower’s use of the Property, Improvements and Collateral and the operation of the Business will not violate (a) any Laws (including Environmental Laws and subdivision, zoning, and building Laws) except for immaterial non-compliance that could not reasonably be expected to cause a Material Adverse Effect, or (b) any building permits, restrictions of record or agreements affecting the Property, Improvements or Collateral, or any part thereof. Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Property and Improvements is to any extent dependent upon any real property other than the Property. Without limiting the generality of the foregoing, all consents, licenses and permits and all other authorizations or approvals required to complete (i) the acquisition or use of any Equipment, and (ii) any construction at the Property related to such Equipment, have been obtained or will be obtained prior to the Closing Date or, with respect to Equipment acquired after the Closing Date, prior to the commencement of any such acquisition for which such consent, license, permit, authorization or approval is required. To the best of Borrower’s knowledge, after due inquiry and investigation, all Laws relating to the operation of the Property, Improvements and Equipment have been complied with. To the best of Borrower’s knowledge, after due inquiry and investigation, none of the Improvements encroach upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to the Property, and the use of the Property, Improvements and any Equipment complies with all material requirements of Governmental Authorities and any restrictive covenants to which the Property may be subject. The transfer to, ownership of and license by the Borrower of any Intellectual Property current complies and will comply with all Laws.

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6.29 Required Notices. Promptly upon Borrower’s knowledge of the following, Borrower will provide Lender with written notice in accordance with Section 8.3 of this Agreement of any of the following, provided such notice shall be delivered within than 5 Business Days of Borrower receipt thereof: (i) all default notices with respect to any Borrower Indebtedness or Guarantor Indebtedness (with copies of such notices included), (ii) notices of reductions or elimination of benefits under any federal, state, or local program previously enjoyed by Borrower (with copies of such notices included), (iii) notice of any demand for payment or draw under any construction completion guarantee, performance bond, or letter of credit regarding Borrower or Guarantor; (iv) IRS or KY DOR proceedings regarding the Property, Borrower or any Guarantor if the results of such proceedings could reasonably be expected to have a Material Adverse Effect; (v) litigation or administrative proceedings against Borrower where the amount in controversy is in excess of $50,000 or criminal action against Borrower, Guarantor, Danimer Holdings or any Affiliate of Borrower; (vi) any termination default, breach or event which could become a default pursuant to any Material Contract or defaults or failures of compliance with respect to any other material financial or contractual obligation of Borrower or Guarantor; or (vii) communications from any other lender or Governmental Authority or any other Person which is not in the ordinary course of business and which indicates a potential Material Adverse Effect.

6.30 No Plan Assets. Borrower will not be a party in interest to any plan defined or regulated under ERISA, and the assets of Borrower will not be “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Code.

6.31 Taxes. Borrower will file all federal, state, local and other income and other tax returns that are required to be filed and pay all taxes when due and payable pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon Borrower and upon its properties, income and franchises when due and payable by Borrower, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which taxes no lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any lien securing such obligation.

6.32 Organizational Documents. Borrower and Guarantor (and their respective managing members) shall comply with all of the terms and provisions of the Borrower Organizational Documents and the Guarantor Organization Documents. Neither the Borrower Organizational Documents nor the Guarantor Organization Documents shall be amended, restated or otherwise modified without the prior written consent of the Lender. Borrower shall not admit any new or substitute stockholders of Borrower without the prior written consent of the Lender.

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6.33 Material Contracts. Borrower will not cause any breach of or default under any Material Contracts and will promptly send written notice to Lender of any material breach of or default under any Material Contracts, regardless of which party has committed the breach or default. Borrower will provide copies of any new Material Contracts entered into after the date hereof or any material amendments, supplements or other modifications to existing Material Contracts.

6.34 Project Completion. Borrower shall acquire and install all equipment and improvements necessary to operate the Business at the Property as shown in the Financial Projections.

6.35 Indemnification. Without limiting and in addition to the indemnification set forth in Sections 6.5 and 6.16 above, Borrower agrees to indemnify, protect, hold harmless and defend Lender, its members (including, without limitation, the Investment Fund) and Affiliates and each of their respective directors, managers, members, officers, employees, lenders, representatives, consultants and attorneys (each, a “Covered Person” and collectively, the “Covered Persons”), from and against any and all actual losses, liabilities, suits, actions, obligations, fines, damages, judgments, penalties, claims, causes of action, charges, costs and expenses (including, without limitation, reasonable attorneys’, accountants’, experts’, consultants’ fees, disbursements and court costs prior to trial, at trial and on appeal) which are imposed on, incurred or paid by, or asserted against a Covered Person by reason or on account of, or in connection with, (i) any Default or Event of Default hereunder; (ii) any breach of any representation or covenant of Borrower in any of the Loan Documents; (iii) any action or inaction of Borrower or any Affiliate thereof or any of their respective directors, managers, members, officers, employees, representatives, consultants, or attorneys; (iv) the construction or reconstruction of the Property; (v) any accident, injury, death or damage to any Person or property occurring in, on or about the Property or any street, drive, sidewalk, curb or passageway adjacent thereto; (vi) any NMTC Recapture Event and (vii) any claim arising from the operation of the Property, Equipment or any other real property owned or managed by Borrower and any business conducted by the Borrower, including without limitation, claims by or on behalf of contractors, neighbors, tenants, and community groups. Notwithstanding the foregoing, Borrower shall not have any liability for losses, liabilities, suits, actions, obligations, fines, damages, judgments, penalties, claims, causes of action, charges, costs and expenses of a Covered Person caused by the gross negligence, fraud, or willful misconduct of or by such Covered Person as determined by a final, non-appealable judgement of a court of competent jurisdiction. In addition and without limiting the generality of the foregoing, if Lender shall be made a party to any litigation commenced by or against Borrower or otherwise in connection with these Loans (other than suits between Borrower and Lender), then Borrower shall protect and hold Lender harmless and shall be obligated to pay immediately when due all costs, expenses and reasonable attorneys’ fees of Lender in connection with such litigation. The obligations of Borrower under this Section 9.35 shall survive the making and repayment of the Loans and the expiration or termination of this Agreement.

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ARTICLE 7
Events of Default and Remedies

7.1 Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) if Borrower shall fail to pay any sum due and owing under any Note or if Borrower shall fail to comply with any other monetary covenant hereunder or under any of the other Loan Documents when such sum or amount becomes due and payable under applicable Loan Documents and such failure shall continue beyond any applicable grace or cure period;

(b) if Borrower fails to comply with any non-monetary covenant made by it hereunder or under any of the other Loan Documents (other than a failure which would be an Event of Default under another subparagraph of this Section 7.1) within thirty (30) calendar days after receipt of written notice of such default from Lender; provided, however, that if such default results in the termination or impairment of Lender’s lien in any Collateral or a lien that has priority over Lender’s lien in Collateral, or if Borrower has committed any fraud or conversion as to any Collateral or misrepresentation as to the value or condition of any Collateral, the Lender need not provide Borrower with any notice of or right to cure such default; further provided, however, if such default is of a type that is susceptible to cure but cannot reasonably be cured within such 30 calendar day period, in Lender’s reasonable discretion, such failure will not be an Event of Default if Borrower commences to cure such default within such 30 calendar day period and thereafter diligently prosecutes such cure to completion within sixty (60) calendar days after receipt of written notice of such default from a Lender;

(c) if Borrower fails to comply with Section 6.24 or Section 6.25 in any manner;

(d) if any material representation or warranty of Borrower made herein or in any of the other Loan Documents, including the application for any Loan or any certificate submitted to Lender, shall be incorrect in any material respect when made;

(e) if any default or event of default shall exist under any of the Senior Loan Documents, the Subordinate Loan Documents or the Loan Documents (other than this Agreement), and such default or event of default shall continue beyond any applicable grace or cure periods;

(f) if Borrower fails to use the proceeds of the Loans as set forth herein;

(g) if the operation of the Business at the Property shall at any time be discontinued for a period of fifteen consecutive Business Days;

(h) if Borrower defaults beyond any applicable grace or cure period under any other Indebtedness of Borrower in excess of $100,000 and such default permits the holder thereof to accelerate such Indebtedness;

(i) if Borrower assigns this Agreement or any Advance to be made hereunder or any interest in either, or if the Property, Improvements or Collateral (or any portion thereof) is conveyed, assigned, mortgaged, pledged or encumbered in any way other than as herein permitted;

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(j) if a lien or claim of lien for the performance of work or the supply of materials be filed against any Collateral;

(k) if Borrower or Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or if any proceeding shall be instituted by Borrower or any Guarantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or similar official for it or for any substantial part of its property; or if any proceeding shall be instituted against Borrower or any Guarantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or similar official for it or for any substantial part of its property and any such proceeding is not dismissed within sixty (60) calendar days after the commencement of such proceeding; or if Borrower or any Guarantor shall take any action to authorize any of the actions set forth in this subparagraph;

(l) if any judgment or order in excess of $50,000, that is beyond all applicable appeal periods, singly or in the aggregate, shall be rendered against Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of sixty (60) consecutive calendar days during which a stay of enforcement of such judgment or order by reason of a pending appeal or otherwise shall not be in effect; provided, however, that any such judgment or order shall not be deemed an Event of Default under this subparagraph if and for so long as (A) the amount of such judgment or order is covered by a valid and binding insurance policy covering payment thereof by a solvent and reputable insurer, and (B) such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order, or Borrower provides Lender with an acceptable bond, letter of credit or other assurances, which is satisfactory to Lender, that Borrower has the required funds to satisfy the judgment following final resolution of all matters relating to such judgment;

(m) if any material provision of any Loan Document shall for any reason cease to be valid and binding on Borrower or Guarantor, or Borrower or Guarantor shall so state in writing;

(n) a final judgment by a court of competent jurisdiction, or any challenge, whether by litigation or otherwise asserted, if such challenge results in (i) an injunction or other order to halt work on the Project such that the Project could not be completed and operated as contemplated by the Financial Projections, or (ii) a claim against the validity of this Agreement, the development of the Project or any of the transactions carried out pursuant to any of them, including, without limitation, a claim that Borrower has no authority to enter into them, or that such transactions violate any federal, state or municipal constitution, charter, law, ordinance, regulation, resolution or rule, or any court order;

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(o) the occurrence of any NMTC Recapture Event;

(p) the invalidity of this Agreement or any other Loan Documents or any of the transactions carried out pursuant thereto shall have been successfully asserted and finally adjudicated, including, without limitation, a claim that Borrower or any Guarantor has no authority to enter into them, or that such transactions violate any federal, state or municipal constitution, charter, law, ordinance, regulation, resolution or rule, or any court order;

(q) any Change in Control of the Borrower that was not approved by Lender in accordance with the terms hereof;

(r) an event of default occurs under the Operating Sublease, there is a termination of the Operating Sublease, or there is an amendment or modification to the Operating Sublease without the advance written consent of the Lender; or

(s) if there shall occur, in the reasonable judgment of the Lender, any material adverse change in the financial condition, business, operations or prospects of Borrower.

7.2 Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Lender, in addition to all remedies conferred upon Lender by law and by the terms of the other Loan Documents, or other documents serving as security for Borrower’s Indebtedness to Lender, may pursue any one or more of the following remedies, subject to the terms of the Subordination and Intercreditor Agreement:

(i) to refuse to make any additional Advances hereunder;

(ii) to cancel this Agreement by written notice to Borrower, in which event Lender shall be fully released and relieved of all further obligations and liabilities to Borrower hereunder;

(iii) to take immediate possession of the Property, as well as all other property to which title is held by Borrower as is necessary to fully complete all on-site and off-site improvements contemplated to be developed and/or constructed under this Agreement;

(iv) to institute appropriate proceedings to specifically enforce performance hereof (without limitation or waiver of any defense or counterclaim of Borrower relating thereto);

(v) to appoint a receiver as a matter of strict right without regard to the solvency of Borrower for the purpose of preserving the Collateral, preventing waste and to protect all rights accruing to Lender by virtue of this Agreement or under the Loan Documents and expressly to make any and all further improvements, whether on-site or off-site, as may be determined by Lender for the purpose of completing the Project in accordance with this Agreement. All expense incurred in connection with the appointment of said receiver, or in protecting, preserving, or improving the Collateral shall be chargeable against Borrower and shall be enforced as a lien against the Collateral;

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(vi) to accelerate maturity of any Note, and payment of the principal sums due thereunder with interest, advances and costs, without notice or demand to Borrower (which is hereby expressly waived) and in default of said payment or any part thereof, to exercise the power of sale, if given and available, and pursue any or all of its other rights and remedies under the Loan Documents;

(vii) to exercise the power of sale, if given and available, including, without limitation Lender’s right to sell the Collateral pursuant to the UCC, and all other rights set forth in Article 9;

(viii) to foreclose and to enforce collection of such payment by foreclosure under the Security Documents and/or other appropriate action in any court of competent jurisdiction to enforce the Security Documents;

(ix) to pursue any or all of its other rights and remedies under the Security Documents and the other Loan Documents;

(x) upon or after the occurrence and during the continuation of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being hereby waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower to Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or any of the other Loan Documents and although such obligations may be unmatured;

(xi) to instruct the depository institution holding any reserve that is part of the Collateral to pay the funds in such reserve over to Lender, and to apply such funds to expenses, reimbursements, interest and principal as Lender determines in its sole discretion; and/or

(xii) to establish and require Borrower to pay into reserves imposed by Lender in its sole discretion.

(b) The rights of Lender hereunder are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have at law or in equity.

(c) The remedies and rights of Lender shall be cumulative and not exclusive of any other remedies of Lender under any other provision of this Agreement or under any Loan Document or other instrument or at law or in equity. Lender shall have the absolute right to resort to any one or more or all of said remedies, none to the exclusion of the others, concurrently or successively, in such order as Lender may select. Except if Lender select the option of specific performance, Lender shall have the absolute right to refuse to disburse and to apply any balance of the funds of any Loan as a payment toward any Note to the extent not prohibited by law. No other party, whether architect, engineer, contractor, subcontractor, laborer, materialman, manufacturer or supplier, shall have any interest in any Loan funds so applied and shall not have any right to garnish, require or compel payment thereof toward discharge or satisfaction of any claim or lien which they or any of them have or may have for work performed or materials supplied to the Property or equipment manufactured for the Borrower. Any additional funds advanced by Lender pursuant to this Agreement shall be secured by the Security Documents and shall be considered a part of the Loans as though initially included therein.

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(d) As security for the payment and performance of all obligations of Borrower under the Loan Documents, Borrower hereby grants Lender a security interest in, a lien on, and an express contractual right to set off against all depository account balances, cash, and any other property of Borrower now or hereafter in the possession of or under the control of Lender and the right to refuse to allow withdrawals from any account. Lender may, at any time upon the occurrence and during the continuance of an Event of Default under this Agreement or any other Loan Document, setoff against any amounts outstanding under the Loans whether or not the Loans or any portion thereof is then due or has been accelerated, all without any advance or contemporaneous notice of demand of any kind to Borrower, such notice and demand being expressly waived.

7.3 Lender’s Right to Complete.

(a) Upon the occurrence of any Event of Default (and the expiration of any applicable cure period) of the character described in Section 7.1 which would give Lender the right under this Agreement to refrain from making any further Advance or Disbursement hereunder, Lender, at its sole option (whether or not it exercised any rights under Section 7.2) but without any obligation upon Lender to do so, may at any time thereafter (1) disburse the proceeds of the Loans or any part thereof, or if necessary, sums in excess of the Loans, to the general contractor, any subcontractor or any person furnishing labor or material in the construction of the Project for the account of Borrower, and the sums so paid or advanced shall for the purposes of this Agreement, be deemed to have been advanced to Borrower pursuant to the provisions hereof; and (2) take possession of the Property together with all materials, equipment and improvements thereon whether affixed to the realty or not, and Lender shall have the right but shall be under no obligation to perform any and all work and labor necessary to complete the Project substantially according to the Financial Projections and may employ watchmen or take any action it may deem necessary to protect them from depredation or injury.

(b) To implement and protect the rights of Lender under this Section 7.3, upon the occurrence of an Event of Default, Lender shall have the authority and right to complete the Project as follows:

(i) to use the balance of the Loans including any funds of Borrower which may not have been advanced for the purpose of completing the Project;

(ii) to make such additions and changes and corrections in the Construction and Engineering Contracts as may be necessary or desirable to complete the Project in substantially the manner contemplated in the Financial Projections;

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(iii) to succeed to the rights of Borrower under the Construction and Engineering Contracts and the Purchase Agreements, or to make new contractual arrangements to employ the present or new contractors, subcontractors, agents, architects and inspectors as shall be required;

(iv) to pay, settle or compromise all existing bills and claims which may be or become liens against the Property, the Project or the Improvements or as may be necessary or desirable for completion of the Improvements or for the clearance of title;

(v) to execute all applications, certificates or instruments in the name of Borrower which may be required by any Governmental Authority or contract; and

(vi) to do any and every act which Borrower might or could do in its own behalf.

Upon the occurrence of an Event of Default, Lender, in its name, or on behalf of Borrower, shall also have power to prosecute and defend all actions and proceedings in connection with the construction of the Project on the Property and to take such action and require such performance as it deems necessary and Borrower hereby assigns and quitclaims to Lender all sums unadvanced hereunder conditioned upon the use of said sums in trust for the completion of the Project. In addition it is agreed that Lender may, at its option upon the occurrence of an Event of Default, expend money in completing said construction and protecting and preserving the Property, which shall be over and above the total amount of the funds in the Loan fund to the maximum extent permitted by the law of the applicable jurisdiction, and said money when so expended, shall be added to the principal of the Loans and the same, together with interest thereon at the default rate specified in the Notes, shall be secured by the lien of the Loan Documents and shall be payable by Borrower on demand.

ARTICLE 8
General Conditions

The following conditions shall be applicable throughout the term of this Agreement:

8.1 No Waiver. Neither any Advance of the Loans hereunder nor any future advance shall constitute a waiver of any of the obligations set forth herein, nor, in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default hereunder.

8.2 Form Satisfactory. All proceedings taken in connection with the transactions provided herein, all documents required or contemplated by this Agreement, the designation of the persons responsible for the preparation and execution thereof and the form of all policies of insurance and the issuers thereof shall be reasonably satisfactory to Lender in all respects.

8.3 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered (a) in person, by messenger or overnight courier, (b) by registered or certified mail, return receipt requested and postage prepaid or (c) by electronic mail in .pdf format, to the applicable party at its email address set forth below, or at such other address as such party hereafter may designate as its address for communications hereunder by notice so given. Such notices and communications shall be deemed delivered upon receipt (or refusal to accept delivery).

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If to Borrower:	Danimer Scientific Kentucky, Inc.
605 Rolling Hills Lane
Winchester, Kentucky 40391
Attn: Jad Dowdy
Facsimile: (229) 246-0764
Telephone: (229) 254-9566

with a copy to:	Thompson Hine LLP
Two Alliance Center
3560 Lenox Road Suite 1600
Atlanta, Georgia 30326-4266
Attention: Sherman Golden, Esq.
Email: Sherman.Golden@thompsonhine.com

And:	Meredian Holdings Group, Inc.
140 Industrial Boulevard
Bainbridge, GA 39817
Attn: Jad Dowdy

If to AMCREF Lender:	AMCREF Fund 51, LLC
2525 Jena Street
New Orleans, Louisiana 70115
Attention: Clifford Kenwood and Maria Mandina
Email: cliff@amcref.com; maria@amcref.com

with a copy to:	Coats Rose, PC
Canal Place
365 Canal Street, 8th Floor
New Orleans, Louisiana 70130
Attention: Megan C. Riess, Esq.
Email: mriess@coatsrose.com

With a copy to:	U.S. Bancorp Community Development Corporation
1307 Washington Avenue, Suite 300
St. Louis, Missouri 63103
Attn: Director of Asset Management-NMTC; Deal #26604
Email: usbcdc.nmtc&htc@usbank.com

A copy of all notices sent by and among the parties pursuant to the terms of this Agreement shall be sent to USBCDC as follows, in accordance with the notice provisions of this Section 8.3:

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If to USBCDC:	U.S. Bancorp Community Development Corporation
1307 Washington Ave. Suite 300
St. Louis, MO 63103
Attn: Director of Asset Management-NMTC; Deal #26604
Email: usbcdc.nmtc&htc@usbank.com

With a copy to:	Dentons US LLP
One Metropolitan Square
211 N. Broadway, Suite 3000
St. Louis, MO 63102
Attention: Jennifer Simmons, Esq.
Email: jennifer.simmons@dentons.com

8.4 No Oral Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

8.5 Additional Remedies. The remedies herein provided shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Lender in any Loan Document or at law or in equity, all of which rights and remedies are specifically reserved by Lender. The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently. The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use of any of the remedies hereby provided prevent the subsequent or concurrent resort to any other remedy or remedies. It is intended that all remedies herein provided for or otherwise available to Lender shall continue and be available to Lender until all sums due it by reason of this Agreement have been paid to it in full and all obligations incurred by it in connection with the ownership or operation of the Property, Improvements and Equipment have been fully discharged without loss or damage to Lender.

8.6 No Control or Recourse. Lender is not in control of Borrower or any other party with respect to the operation of the Property, Improvements, Collateral or Business. Lender shall not in any way be liable or responsible by reason of the provisions hereof, or otherwise, for the payment of any claims growing out of the operation of the Property, Improvements, Collateral or the Business.

8.7 Security Documents. The Security Documents shall constitute security for all monies advanced by Lender under any Note. All obligations incurred by Lender in excess of the Loans advanced or incurred by Lender pursuant to the authority of this Agreement shall constitute a lien upon the Collateral secured by the Security Documents, as applicable and recovery therefore may be had by Lender under the Security Documents, as applicable, in addition to all other remedies herein granted to Lender.

8.8 Usury Savings. Notwithstanding any provision herein or in any other Loan Document, the total liability of Borrower for any payments of interest or in the nature of interest shall not exceed the maximum limits imposed by the usury laws of the State of Kentucky. In the event that such payment is paid by Borrower or received by Lender, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Lender, in writing, that it elects to have such excess sum returned forthwith. Such credit or return shall not cure or waive any Event of Default under this Agreement, the Notes or any other Loan Document.

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8.9 Assignment by Lender. Lender may pledge or otherwise hypothecate or may assign, in whole or in part, or issue participating interests in and to, this Agreement and any of its rights and security hereunder, the Notes relating to the Loans made by Lender hereunder, and all of the other Loan Documents to any other Person, firm or corporation and that all of the provisions of this Agreement shall continue to apply to the Loans and the Notes. In the event of such assignment, it shall be deemed a compliance by Lender with this Agreement and to have been made in pursuance of this Agreement and not to be in modification hereof, and any Advance made by any such assignee shall be evidenced by the Notes, and shall be secured by this Agreement. In the case of any such transfer by Lender, whether by assignment, issuance of participations, pledge, or hypothecation, (i) Lender will provide Borrower with written notice of the assignment, issuance of participations, pledge, or hypothecation, and (ii) Borrower will accord full recognition thereto and agrees that all rights and remedies of Lender in connection with the interest so transferred shall be enforceable against Borrower by any such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such transfer.

8.10 Additional Documents. Borrower agrees upon demand to do any act or execute any additional documents (including, without limitation, security agreements on any personalty included or to be included in the Collateral) as may be reasonably required by Lender to secure the Notes applicable to its Loans or to confirm the lien of the Security Documents, as applicable. All of said documents shall be in form and substance prepared by or acceptable to Lender.

8.11 Binding Effect; Continuing Agreement. The terms, conditions, covenants, agreements, powers, privileges, notices and authorizations herein contained shall extend to, be binding upon and available to the heirs, executors, administrators, successors and, to the extent permitted hereunder, the assigns of each of the respective parties hereto. Notwithstanding the foregoing, Borrower shall not, without the prior written consent of Lender, assign or transfer this Agreement, whether voluntarily or by operation of law. An assignment or transfer in violation of this provision shall be invalid, of no force or effect and an Event of Default hereunder. Borrower’s obligations, covenants, representations and warranties hereunder shall continue beyond the final disbursement of the Loans made hereunder for so long as Borrower has any obligations outstanding to Lender hereunder, or Lender has any lien on any property of Borrower.

8.12 Governing Law. This Agreement and each transaction consummated hereunder shall be deemed to be made under the internal laws of the State of Kentucky and shall be construed in accordance with and governed by the laws of said State, without regard to the choice of law rules of that State, except to the extent that any of such laws may now or hereafter be preempted by Federal law.

8.13 Headings. The titles and headings of the Sections of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe, or limit, modify or expound upon the subject matter of such Sections.

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8.14 Reserved.

8.15 Duration of Agreement. Borrower’s agreements hereunder, including, without limitation, Borrower’s agreements relating to maintenance of insurance, shall remain in effect after the Loans are fully disbursed so long as any amount under any Note is outstanding or any other Security Document remains in effect; provided that any obligation of Borrower that is specifically stated to survive termination of the Loan Documents and/or repayment of the Notes shall so survive.

8.16 Counterparts. This Agreement may be executed in several counterparts, including electronic counterparts (such as facsimile or .pdf), each of which shall be deemed to be an original, and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties shall not have signed the same counterpart.

8.17 Time is of the Essence. Time is of the essence in the performance of this Agreement and the other Loan Documents by Borrower, and each and every term thereof.

8.18 Purpose and Effect of Approval. Lender’s approval of any matter in connection with the Loans is for the sole purpose of protecting Lender’s security and rights. No such approval shall result in a waiver of any default of Borrower. In no event shall Lender’s approval be a representation of any kind with regard to the matter being approved.

8.19 Language of Agreement. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party.

8.20 Exchange of Information. Borrower agrees that Lender may exchange or disclose financial and other information about Borrower with or to any of Lender’s Affiliates or other related entities and with any party that acquires, or may acquire, a participation or other interest in all or part of the Loans.

8.21 Survival. The representations, warranties, acknowledgments, and agreements set forth herein shall survive the date of this Agreement.

8.22 Further Performance. Borrower, whenever and as often as it shall be requested by Lender, shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered to Lender, such further instruments and documents, and do any and all things as may be requested, in order to carry out the intent and purpose of this Agreement and the other Loan Documents.

8.23 Publicity, Photographs and Other Media. Borrower hereby authorizes Lender to publicize its participation in the Property and to reproduce and display any media (including, without limitation, photographs and illustrations) of the Property submitted to Lender and/or USBCDC by Borrower. Lender may publicize the basic terms of the transaction and the beneficial impact that has resulted from the use of NMTCs, including when information disclosure is required by the CDFI Fund, KY DOR and future NMTC applications or the KY NMTC Act. Lender may also disclose a short transaction summary of the transaction on their websites and in targeted newsletters. Borrower represents and warrants to Lender that Borrower has obtained any and all licenses and/or permissions necessary for Borrower’s and Lender’s use of such media. Borrower hereby authorizes Lender (and its respective members) and USBCDC to reproduce and display any media (including, without limitation, photographs and illustrations) of the Property, the Improvements and/or the Project submitted to Lender (and its respective members) or USBCDC by Borrower. Borrower represents and warrants to Lender and USBCDC that Borrower has obtained any and all licenses and/or permissions necessary for Borrower’s, Lender’s (and its respective members’) and USBCDC’s use of such media. Publicity of USBCDC or Lender involvement in the transactions described in this Agreement shall require the prior written consent of USBCDC or Lender (as applicable).

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8.24 Reserved.

8.25 No Third Party Beneficiary. This Agreement is for the sole benefit of Lender, Borrower, and is not for the benefit of any third party.

8.26 Waiver of Special Damages. TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAWS, BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE LENDER, AND/OR ANY OF ITS DIRECT AND INDIRECT MEMBERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE LOANS OR THE USE OF THE PROCEEDS THEREOF.

8.27 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.27.

ARTICLE 9
Security Agreement

9.1 Definitions. For purposes of this Article 9, the terms “accounts,” “instruments,” “account debtor,” “goods,” “document,” “equipment,” “general intangibles,” “inventory,” “chattel paper,” “commercial tort claims”, “electronic chattel paper”, “tangible chattel paper”, “investment property,” “deposit accounts,” “securities accounts,” “fixtures”, “software”, “farm products” “letters of credit”, “cash proceeds” and “proceeds” shall have the meanings provided in the UCC as enacted and in force at the date of this Agreement.

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9.2 Grant of Security. Borrower hereby assigns and pledges to Lender, and grants to Lender, as additional security for the Loans, a security interest in, all of Borrower’s right, title and interest in and to the following, including those now and hereafter owned, acquired, leased or arising:

(a) all Equipment;

(b) to the extent any Equipment is or becomes Fixtures, all such Fixtures;

(c) all contract rights, licenses, permits, certificates, warranties, commercial tort claims, documents, software, leases, rental agreements, and instruments related to the Equipment;

(d) all funds held on deposit in the Disbursement Account and Reserve Accounts;

(e) all Inventory, all Instruments, all Farm Products, all Accounts, all Documents, all Chattel Paper including Electronic Chattel Paper and Tangible Chattel Paper, all Commercial Tort Claims, all Investment Property, all Deposit Accounts, all Securities Accounts, all General Intangibles including without limitation all Payment Intangibles and Software, all Letters of Credit and letters-of-credit rights all contracts and agreements to which Borrower is or may become a party and all of Borrower’s rights and interests therein or therefrom, together with all additions, replacements, substitutions, accessions and improvements, and all supporting obligations, profits, products and proceeds including insurance proceeds, cash proceeds, and non-cash proceeds including, but not limited to, all accounts, chattel paper, documents, instruments, general intangibles, investment property and supporting obligations relating to or arising out of any of the foregoing and all interest, dividends, income, profits, and distributions (including, without limitation, stock splits and stock dividends);

(f) all proceeds (as defined in the UCC) and products of, all substitutions and replacements for, and all additions, attachments and accessions to, any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance payable by reason of loss or damage or otherwise with respect to any such Collateral (whether or not Lender is the loss payee thereof) or under any indemnity, warranty or guaranty payable by reason of loss or damage to any of the foregoing Collateral; and

(g) all Borrower’s books and records and other instruments and documents of title (now in existence or hereafter coming into existence) pertaining to any of the Collateral described above.

Notwithstanding anything to the contrary contained in clauses (a) through (f) in this Section 9.2, the security interest created hereunder shall not extend to, and the term “Collateral” shall not include, any assets of the Borrower for which non-waivable Law prohibits the creation of a security therein or thereon, provided the Borrower shall promptly upon acquiring rights in such property give written notice to Lender identifying in reasonable detail any such property and shall provide to Lender such other information and property as Lender may reasonably request.

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9.3 Security for Obligations. The Collateral and this Agreement secure the payment and performance of all of Borrower’s obligations now or hereafter owed to Lender, including but not limited to obligations under the Notes, this Agreement, and all other Loan Documents, together with all extensions, renewals and modifications thereof (no matter how evidenced and whether for payments, interest, fees, expenses or otherwise), whether direct or indirect, absolute or contingent, now existing or hereafter arising and howsoever evidenced or acquired (collectively, “Obligations”).

9.4 Borrower Remains Liable. Anything herein to the contrary notwithstanding, the exercise by Lender of any of their rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and Lender shall not have any obligation nor liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

9.5 Representations and Warranties. Borrower represents and warrants to Lender as follows:

(a) Borrower’s main place of business, location of the Equipment and the address to be inserted on all UCC-1 Financing Statements and fixture filings is 605 Rolling Hills Lane, Winchester, KY 40391. Borrower’s Federal Taxpayer I.D. No. is 83-1666371.

(b) Borrower owns the Collateral free and clear of any lien, security interest, charge or encumbrance whatsoever, other than (i) the liens and security interests granted herein, (ii) Permitted Liens and (iii) liens for taxes, assessments or similar charges by a Governmental Authority that are not yet due and payable.

(c) Borrower has obtained all third party consents necessary, if any, to grant Lender a security interests in Borrower’s property, including, without limitation, all contracts, licenses, permits, certificates, leases, rental agreements, and instruments to which Borrower or its sole member is a party.

(d) This Agreement creates valid security interests in the Collateral described in this Article 9 securing the payment of the Obligations, and such security interests have attached and will remain perfected upon the execution hereof and the filing of financing statements in the appropriate state and county offices.

9.6 Further Assurances. Borrower:

(a) shall from time to time, at its expense, promptly execute and deliver all further instruments and documents (including UCC financing statements, continuation statements and amendments) and take all further action that may be necessary or desirable or that Lender may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or described herein or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to all the Collateral;

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(b) hereby authorizes Lender to file one or more financing or continuation statements, fixture filings and amendments thereto, relative to all or any part of the Collateral, without the signature of Borrower;

(c) will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail including, without limitation, all updates to lists of Equipment required under this Agreement (which shall be deemed to amend or supplement Exhibit E-1 hereto without further action); and

(d) will maintain, in accordance with sound accounting practice, accurate records and books of account of Borrower showing, among other things, all Collateral, the proceeds of the sale or other disposition thereof and the collections therefrom; and, upon the occurrence of an Event of Default, Lender shall have the right, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to the Collateral.

9.7 Remedies. In addition to, and without limiting, any rights and remedies otherwise set forth in this Agreement, upon the occurrence and during the continuation of an Event of Default, the Lender shall have all rights and remedies of a secured party under the UCC, all of which shall be cumulative. In addition and without limitation, to the greatest extent permitted by the UCC, Lender (a) may require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender, assemble the Collateral and any related books and records as directed by Lender and make the same available to Lender at a place to be designated by Lender, which is reasonably convenient to both parties; (b) may sell, assign, transfer and effectively deliver all or any part of the Collateral at one or more public or private sales, through any exchange or broker (including an online exchange or broker), or by way of one or more contracts, at such prices and on such terms as Lender may deem best, for cash or on credit, without recourse to judicial proceedings and without demand, appraisement or advertisement, all of which are hereby expressly waived by Borrower to the fullest extent permitted by law, and (c) may cause all or any part of the Collateral to be seized and sold, under writ issued in execution of a judgment obtained upon the obligations under the Loan Documents, or under any other pre- or post-judgment legal procedure. Borrower agrees that the sale or other disposition of any part of the Collateral shall not exhaust Lender’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until all obligations under the Loan Documents have been paid in full. Except for any Collateral that is perishable or threatens to decline speedily in value, Lender shall give or mail to Borrower and other persons as required by law, reasonable notice of the time and place of any public sale thereof, or the time after which any private sale may be made. Borrower agrees the requirement of reasonable notice shall be met if such notice is mailed, postage-prepaid by ordinary mail addressed to Borrower at the last address Borrower has given Lender in writing, at least ten (10) Business Days before the time of the sale or disposition. All advances, costs, charges and expenses relating to the disposition of the Collateral, (including retaking, holding, insuring and preparing the Collateral for sale and reasonable attorneys’ fees and expenses), shall become part of the obligations under the Loan Documents secured by this Agreement and shall bear interest from the date of demand at the highest, nonusurious rate of interest applicable to overdue payments of principal and interest of any of the obligations under the Loan Documents as in effect from time to time. Borrower agrees that any public sale shall be conclusively deemed to be conducted in a commercially reasonable manner if it is made consistent with the standards of similar sales of collateral by commercial banks located in Kentucky. If the proceeds from the sale or enforcement of the Collateral are insufficient to satisfy all of the obligations under the Loan Documents in full, all parties obligated thereon shall remain fully obligated for any deficiency. Borrower acknowledges the indebtedness owed under the obligations under the Loan Documents and, to the greatest extent permitted by applicable law, confesses judgment in favor of Lender for the full amount of the obligations under the Loan Documents, and agrees to enforcement by executory or other abbreviated process permitted by applicable law. Borrower waives (a) any benefit of appraisal provided by applicable law and (b) all other rights to notices, demands, appraisements and delays provided by the UCC or any other applicable laws. Borrower grants to Lender an irrevocable mandate and power of attorney (coupled with an interest) to exercise, after default, at Lender’s sole discretionary option and without any obligation to do so, all rights that Borrower has with respect to the Collateral, including, without limitation, the right to exercise all rights of inspection, deriving from Borrower’s ownership of or other interest in the Collateral. If the proceeds from the sale or enforcement of the Collateral are insufficient to satisfy all of the obligations under the Loan Documents in full, all parties obligated thereon shall remain fully obligated for any deficiency. The rights and remedies of Lender hereunder are cumulative, may be exercised singly or concurrently, and are in addition to any rights and remedies of Lender under applicable law.

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Without limiting any rights of Lender under this Agreement, if an Event of Default shall have occurred and be continuing, Lender shall have the right to, or upon the request of Lender, Borrower shall, instruct all account debtors and other obligors liable on any accounts or other payment obligations of any kind that are a part of the Collateral to make all payments thereon either (a) directly to Lender (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of Lender), or (b) as otherwise provided by applicable law. In addition to the foregoing, Borrower agrees that if any proceeds of any Collateral (including payments made in respect of accounts or other payment obligations of any kind) shall be received by Borrower while an Event of Default exists, Borrower shall promptly deliver such proceeds in the form received to Lender with all necessary endorsements. Until such proceeds are delivered to Lender, such proceeds shall be held in trust by Borrower for the benefit of Lender and shall not be commingled with any other funds or property of Borrower. All proceeds of Collateral received by Lender pursuant to this paragraph may, at the absolute discretion of Lender, (i) be applied to the obligations under the Loan Documents, or (ii) be deposited to the credit of Borrower and held as collateral for the obligations under the Loan Documents or permitted to be used by Borrower in the ordinary course of its business.

In the event Lender seeks to take possession of any or all of the Collateral by judicial process, to the greatest extent permitted by applicable law, Borrower hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action. In granting Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Borrower expressly waives, renounces and knowingly relinquishes, to the greatest extent permitted by applicable law, any legal right which might otherwise require Lender to enforce its rights by judicial process. Borrower recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Lender from resorting to judicial process. Borrower waives any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the obligations under the Loan Documents, or to have any third party joined with Borrower in any suit arising out of the obligations under the Loan Documents, or pursue any other remedy available to Lender. Borrower further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party.

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ARTICLE 10

INTERCREDITOR

10.1 Subordination and Intercreditor Agreements. This Agreement is subject to the terms of the Subordination and Intercreditor Agreements in favor of White Oak Global Advisors, LLC, as agent and certain other lenders, which Subordination and Intercreditor Agreements are incorporated herein by reference. Notwithstanding anything in this Agreement to the contrary, no payment on account hereof shall be made, except in accordance with and as permitted by the terms of the Subordination and Intercreditor Agreements. Lender hereby acknowledges (or is deemed to acknowledge) that a copy of each of the Subordination and Intercreditor Agreements was delivered, or made available, to Lender. Lender hereby acknowledges that it has received and reviewed the Intercreditor and Subordination Agreements, and Lender agrees to be bound by the Subordination and Intercreditor Agreements. In the event there is a conflict or inconsistency between any Subordination and Intercreditor Agreement and any other Loan Document, the terms of such Subordination and Intercreditor Agreements shall control; provided, however, that no reference to any Subordination and Intercreditor Agreement in any Loan Document shall be construed to provide that any Loan Party is a third party beneficiary of the provisions of such Subordination and Intercreditor Agreement or that any such Loan Party may assert any rights, defenses or claims on account of such Subordination and Intercreditor Agreement or this Section 10.1, and each Loan Party agrees that nothing in the Subordination and Intercreditor Agreement is intended to or shall impair the obligation of any Loan Party to pay the obligations under this Agreement, or any other Loan Document as and when the same become due and payable in accordance with their respective terms, or to affect the relative rights of the creditors with respect to any Loan Party or, except as expressly otherwise provided in the Subordination and Intercreditor Agreement, as to any Loan Party’s obligations or such Loan Party’s properties.

[SIGNATURE PAGES FOLLOW]

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COUNTERPART SIGNATURE PAGE

QLICI LOAN AND SECURITY AGREEMENT

IN WITNESS WHEREOF, the undersigned has set its signature to this Agreement as of the date first written above.

BORROWER:

DANIMER SCIENTIFIC KENTUCKY, INC., a Delaware corporation

By:	/s/ John A. Dowdy III
	Name:	John A. Dowdy III
	Title:	Chief Financial Officer

Signature Page to QLICI Loan and Security Agreement

Danimer KY

COUNTERPART SIGNATURE PAGE

QLICI LOAN AND SECURITY AGREEMENT

IN WITNESS WHEREOF, the undersigned has set its signature to this Agreement as of the date first written above.

LENDER:

AMCREF FUND 51, LLC, a Louisiana limited liability company

By:	/s/ Clifford M. Kenwood
Name:	Clifford M. Kenwood
Title:	Authorized Representative

Signature Page to QLICI Loan and Security Agreement

Danimer KY